Filed Pursuant to Rule 424(b)(5)
Registration No. 333-267503
PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 3, 2022)
26,666,666 Common Shares

ROIVANT SCIENCES LTD.
We are offering 26,666,666 common shares in this offering. Our common shares are listed on the Nasdaq Global Market under the trading symbol “ROIV.” On February 2, 2023, the last reported sale price of our common shares on the Nasdaq Global Market was $7.59 per share.
We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.
Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page S-5 of this prospectus supplement and page 3 of the accompanying prospectus, and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference herein.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
	Per share	Total(1)
Public offering price	$7.5000	$199,999,995
Underwriting discount(2)	$0.4125	$11,000,000
Proceeds to Roivant Sciences Ltd., before expenses	$7.0875	$188,999,995
(1)	Assumes no exercise of the underwriters’ option to purchase additional shares described below.
(2)	See “Underwriting” for a description of the compensation payable to the underwriters.
We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 3,999,999 additional common shares from us, at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise the option in full, the total underwriting discounts and commissions payable by us will be $12,649,999, and the total proceeds to us, before expenses, will be $217,349,988.
Consent under the Exchange Control Act 1972 (and its related regulations) has been obtained from the Bermuda Monetary Authority for the issue and transfer of our common shares to and between residents and non-residents of Bermuda for exchange control purposes provided our common shares remain listed on an appointed stock exchange, which includes the Nasdaq Global Market. In granting such consent, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda accepts any responsibility for our financial soundness or the correctness of any of the statements made or opinions expressed in this prospectus supplement.
Delivery of the common shares is expected to be made on or about February 7, 2023 only in book-entry form through the facilities of The Depository Trust Company.
Bookrunning Managers
Goldman Sachs & Co. LLC	SVB Securities	Cowen	Cantor
The date of this prospectus supplement is February 2, 2023.

Prospectus
i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which contains the terms of this offering of our common shares. The second part is the accompanying prospectus, dated October 3, 2022, which was originally filed by us as part of a registration statement on Form S-3 that we filed with the SEC. The accompanying prospectus gives more general information about us, some of which may not apply to this offering. Unless the context indicates otherwise, references in this prospectus supplement to the “Company,” “Roivant,” “we,” “us,” “our” and similar terms refer to Roivant Sciences Ltd., a Bermuda exempted limited company, and its consolidated subsidiaries.
We provide information to you about this offering of our common shares in this prospectus supplement, which describes the specific details regarding this offering. If information in this prospectus supplement is inconsistent with the documents incorporated by reference in this prospectus supplement filed prior to the date of this prospectus supplement, this prospectus supplement will apply and will supersede that information. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates.
This prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents that are incorporated by reference herein or therein will include important information relating to this offering. We urge you to read carefully this prospectus supplement, the accompanying prospectus and any related free writing prospectuses we have authorized for use in connection with this offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities we are offering.
We and the underwriters have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, along with the information contained in the accompanying prospectus and any free writing prospectuses we have authorized for use in connection with this offering. We and the underwriters take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents that are incorporated by reference herein or therein is accurate only as of the date of the applicable document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus supplement contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus supplement, the accompanying prospectus, any related free writing prospectus and the documents that are incorporated by reference herein or therein, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” contained herein, in the accompanying prospectus and in any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. Accordingly, investors should not place undue reliance on this information.
This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”
ii

PROSPECTUS SUPPLEMENT SUMMARY
This summary highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement and the accompanying prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement, the accompanying prospectus and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus supplement. You should also consider the risks, uncertainties and other information set forth in the reports and other materials filed or furnished by us and our majority-controlled subsidiary, Immunovant, Inc. (“Immunovant”), with the SEC. You should also carefully read the other information incorporated by reference into this prospectus supplement and the accompanying prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement is a part. Our fiscal year ends on March 31.
Overview
We are building the next-generation “big pharma” company, organized to harness modern technologies and computational tools as well as the entrepreneurial spirit of nimble biotechnology companies at scale. Our mission is to improve the delivery of healthcare to patients by treating every inefficiency as an opportunity.
We are a diverse team of experienced drug developers, scientists, physicians, company builders, data scientists and engineers, biopharma investors, physicists and business development professionals dedicated to improving the lives of patients. At Roivant, we combine our team’s extensive experience and multi-disciplinary expertise with innovative technologies to identify and advance potentially transformative medicines.
We deploy a hypothesis-driven approach to identify novel or clinically-validated targets and biological pathways in areas of high unmet medical need. We then seek to acquire, in-license or discover promising drug candidates against those targets or pathways. Our small molecule discovery engine is powered by leading computational physics and machine learning (“ML”) capabilities for in silico drug design.
We develop drugs and drug candidates in subsidiary companies we call “Vants” with a distinct approach to sourcing talent, aligning incentives and deploying technology. Each of our Vant teams is built with deep relevant expertise to promote successful execution of our development strategy. Our Vants continue to benefit from the support of the Roivant platform and technologies that are built to address inefficiencies in the drug discovery, development and commercialization process.
Our agile Vant model has allowed us to rapidly add capabilities in diverse therapeutic areas, including immunology, dermatology and oncology, and modalities, including biologics, topicals and bifunctional small molecules. We have launched and taken public multiple Vants, resulting in an aggregate ownership stake of approximately $565.2 million in our publicly-traded Vants as of September 30, 2022 (inclusive of the value of certain shares of Myovant Sciences Ltd. (“Myovant”) as to which Roivant has a return right under certain circumstances (the “Myovant Top-Up Shares”)). The Vant model also enables a modular approach to the monetization of therapies we advance through development, allowing us to pursue commercialization of some products independently, while selectively establishing partnerships for other Vants or divesting of the Vants entirely.
Since our founding in 2014, we have:
•	commercially launched VTAMA® (tapinarof) cream 1% for the treatment of plaque psoriasis in adults;
•	conducted nine international Phase 3 trials, the last eight of which have been successful;
•	consummated a $3 billion upfront partnership with Sumitomo Pharma Co., Ltd. (“Sumitomo”);
•	received six FDA approvals for drugs developed by Vants launched by Roivant, including VTAMA and four drugs that received FDA approval after their transfer to Sumitomo;
•	built a broad and differentiated pipeline of drugs and drug candidates ranging from early discovery to commercial stage; and
•	launched Roivant Discovery, our small molecule discovery engine, consisting of a collection of advanced computational physics capabilities, integrated with an in-house wet lab facility.

Recent Developments
We expect to report cash, cash equivalents and restricted cash as of December 31, 2022 of approximately $1.5 billion. Giving effect to $115 million in expected proceeds from the planned sale of the Myovant top-up shares to Sumitomo Pharma (the “Myovant Proceeds”), in connection with the announced acquisition of Myovant by Sumitomo Pharma (the “Myovant Transaction”), our cash, cash equivalents and restricted cash would have been approximately $1.7 billion. The Myovant Transaction is expected to close in the quarter ending March 31, 2023, subject to customary closing conditions.
For the quarter ended December 31, 2022, we expect to report between $9.0 million and $9.5 million in net product revenues from VTAMA.
This information is preliminary and unaudited and reflects our estimated financial results. In preparing this information, management made a number of complex and subjective judgments and estimates about the appropriateness of certain reported amounts and disclosures. Our actual financial results for the third quarter ended December 31, 2022 have not yet been finalized by management or reviewed by the Company's independent auditors, Ernst & Young LLP. The foregoing financial results are not a comprehensive statement of all financial results for the third quarter ended December 31, 2022. Subsequent information or events may lead to material differences between the foregoing preliminary financial results and those reported in the Company's subsequent SEC filings. Accordingly, investors should not place undue reliance on these preliminary financial results.
Corporate Information
We were registered as an exempted limited company in Bermuda in 2014, under the name Valor Biotechnology Ltd. In November 2014 we changed our name to Roivant Sciences Ltd. Our principal executive offices are located at 7th Floor, 50 Broadway, London SW1H 0DB, United Kingdom. Our telephone number is +44 207 400 3347.
Our web page address is https://roivant.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document or any other document that we file with or furnish to the SEC.
We are an “emerging growth company” (an “EGC”), as defined in the Jumpstart Our Business Startups Act of 2012. As an EGC, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.

THE OFFERING
Common shares offered by us
26,666,666 common shares
Common shares to be issued and outstanding after this offering
731,053,647 common shares (or 735,053,646 common shares if the underwriters’ option to purchase additional common shares from us is exercised in full).
Option to purchase additional common shares
We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to 3,999,999 additional common shares from us, at the public offering price, less the underwriting discounts and commissions.
Use of proceeds
We estimate that we will receive net proceeds of approximately $188.5 million, or approximately $216.8 million if the underwriters exercise in full their option to purchase additional common shares, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.
We anticipate that we will use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund the continued development of RVT-3101, continue to invest in the launch of VTAMA and execute on our other core clinical development programs, while allowing us to be opportunistic in making investments in new programs or acquisitions.
See “Use of Proceeds” for additional information.
Risk factors
Before investing in our securities, you should carefully read and consider the information set forth in “Risk Factors” beginning on page S-5 in this prospectus supplement and on page 3 in the accompanying prospectus, and under similar headings in the other documents incorporated by reference into this prospectus supplement and the accompanying prospectus.
Lock-up
We and our directors and executive officers who hold Roivant common shares have entered into lock-up agreements with the underwriters, pursuant to which we, our directors (for so long as they continue to serve as members of our board of directors) and our executive officers have agreed that we and they will not, subject to limited exceptions, directly or indirectly, for a period of 75 days after the date of this prospectus supplement and without the prior written consent of the representatives, dispose of or hedge any of their common shares or securities convertible into or exchangeable for common shares. For additional information, see “Underwriting.”
Nasdaq ticker symbol
“ROIV”

The above discussion and table are based on 704,386,981 common shares issued and outstanding as of September 30, 2022, and exclude:
•	20,000,000 common shares issued by us on November 8, 2022 in connection with our recent SEC-registered offering;
•	158,381,705 common shares issuable upon the exercise of options outstanding as of September 30, 2022, having a weighted average exercise price of $7.81 per share;
•	30,690,240 common shares issuable upon exercise of outstanding warrants as of September 30, 2022, having a weighted average exercise price of $11.50 per share; and
•	64,535,834 common shares issuable upon settlement of outstanding restricted stock units and capped value appreciation rights as of September 30, 2022.

RISK FACTORS
Our business and investing in our securities involves a high degree of risk. You should carefully consider the risks described below and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement in their entirety, together with other information in this prospectus supplement and the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we may authorize for use in connection with this specific offering. You should also consider the risks, uncertainties and other information set forth in the reports and other materials filed or furnished by us and our majority-controlled subsidiary, Immunovant, with the SEC. The risks identified in these SEC filings could have a material and adverse impact on our business, prospects, results of operations, financial condition and cash flows. If any such events were to happen, the trading price of our common shares could decline, and you could lose all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”
Risks Related to this Offering
If you purchase our common shares in this offering, you will experience substantial and immediate dilution, and you may experience future dilution as a result of future equity offerings.
The offering price per share in this offering will be substantially higher than the net tangible book value per share of our common shares issued and outstanding prior to this offering. Purchasers of the shares in this offering, as well as our existing shareholders, will experience significant dilution if we sell shares at prices significantly below the price at which they invest. In addition, in order to raise additional capital, we may in the future offer additional common shares or other securities convertible into or exchangeable for our common shares. We cannot assure you that we will be able to sell common shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by investors in this offering, and investors purchasing common shares or other securities in the future could have rights superior to existing shareholders. The price per share at which we sell additional common shares or other securities convertible into or exchangeable for our common shares in future transactions may be higher or lower than the price per share in this offering.
Our management might apply the net proceeds from this offering in ways with which you do not agree and in ways that may impair the value of your investment.
We currently intend to use the net proceeds this offering, together with our existing cash and cash equivalents, to fund the continued development of RVT-3101, continue to invest in the launch of VTAMA and execute on our other core clinical development programs, while allowing us to be opportunistic in making investments in new programs or acquisitions. However, management has broad discretion as to the use of these proceeds and you will be relying on the judgment of our management regarding the application of these proceeds. We might apply these proceeds in ways with which you do not agree, or in ways that do not yield a favorable return. If our management applies these proceeds in a manner that does not yield a significant return, if any, on our investment of these net proceeds, it could compromise our ability to pursue our growth strategy and adversely affect the market price of our common shares.

FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC that are incorporated by reference herein and therein contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this prospectus supplement, the accompanying prospectus and the documents we have filed with the SEC incorporated by reference herein and therein are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to risk associated with:
•	our limited operating history and risks involved in biopharmaceutical product development;
•	our limited experience as a commercial-stage company and ability to successfully commercialize VTAMA® (tapinarof);
•	our ability to raise additional capital to fund our business on acceptable terms or at all;
•
the receipt of proceeds from the sale of the Myovant Top-Up Shares to Sumitomo in connection with the previously announced acquisition of Myovant by Sumitomo, expected to close in the first quarter of this calendar year;

•	the fact that we will likely incur significant operating losses for the foreseeable future;
•
the impact of public health outbreaks, epidemics or pandemics (such as the COVID-19 pandemic) on our business (including our clinical trials and preclinical studies), operations and financial condition and results;

•	our ability to acquire, in-license or discover new product candidates;
•	our Vant structure and the potential that we may fail to capitalize on certain development opportunities;
•	clinical trials and preclinical studies, which are very expensive, time-consuming, difficult to design and implement and involve uncertain outcomes;
•	the unproven nature of our approach to the discovery and development of product candidates from our small molecule discovery engine;
•
the novelty, complexity and difficulty of manufacturing certain of our products and product candidates, including any manufacturing problems that result in delays in development or commercialization of our products and product candidates;

•	difficulties we may face in enrolling and retaining patients in clinical trials and/or clinical development activities;
•	the results of our clinical trials not supporting our proposed claims for a product candidate;
•	interim, top-line and/or preliminary data from our clinical trials changing as more data become available or being delayed due to audit and verification processes;
•	changes in product manufacturing or formulation that could lead to the incurrence of costs or delays;
•	the failure of any third-party we contract with to conduct, supervise and monitor our clinical trials to perform in a satisfactory manner or to comply with applicable requirements;

•
the fact that obtaining approvals for new drugs is a lengthy, extensive, expensive and unpredictable process that may end with our inability to obtain regulatory approval by the FDA or other regulatory agencies in other jurisdictions;

•
the failure of our clinical trials to demonstrate substantial evidence of the safety and efficacy of our products and product candidates, including, but not limited to, scenarios in which our products and product candidates may cause adverse effects that could delay regulatory approval, discontinue clinical trials, limit the scope of approval or generally result in negative media coverage of us;

•	our inability to obtain regulatory approval for a product or product candidate in certain jurisdictions, even if we are able to obtain approval in certain other jurisdictions;
•	our ability to effectively manage growth and to attract and retain key personnel;
•	any business, legal, regulatory, political, operational, financial and economic risks associated with conducting business globally;
•	our ability to obtain and maintain patent and other intellectual property protection for our technology, products and product candidates;
•	the inadequacy of patent terms and their scope to protect our competitive position;
•
the failure to issue (or the threatening of their breadth or strength of protection) or provide meaningful exclusivity for our current and future products and product candidates of our patent applications that we hold or have in-licensed;

•
the fact that we do not currently and may not in the future own or license any issued composition of matter patents covering certain of our products and product candidates and our inability to be certain that any of our other issued patents will provide adequate protection for such products and product candidates;

•
the fact that our largest shareholders (and certain members of our management team) own a significant percentage of our shares and will be able to exert significant control over matters subject to shareholder approval;

•	the outcome of any pending or potential litigation, including but not limited to our expectations regarding the outcome of any such litigation and costs and expenses associated with such litigation;
•	changes in applicable laws or regulations;
•	the possibility that we may be adversely affected by other economic, business and/or competitive factors; and
•	any other risks and uncertainties, including those indicated from time to time in filings made with the SEC.
These risks are not exhaustive. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

USE OF PROCEEDS
We estimate that we will receive net proceeds of approximately $188.5 million, or approximately $216.8 million if the underwriters exercise in full their option to purchase additional common shares, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.
We anticipate that we will use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund the continued development of RVT-3101, continue to invest in the launch of VTAMA and execute on our other core clinical development programs, while allowing us to be opportunistic in making investments in new programs or acquisitions. With the net proceeds of this offering, we expect cash runway into the second half of calendar year 2025, and to make further investments in RVT-3101, including the initiation of Phase 3 development in ulcerative colitis and Phase 2 development in other indications. We have no current commitments or obligations to any specific new investment. The remaining proceeds, if any, will be used for working capital and other general corporate purposes.

DIVIDEND POLICY
We have never declared or paid any dividends on our common shares. We anticipate that we will retain all of our future earnings, if any, for use in the operation and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Any decision to declare and pay dividends in the future will be made at the sole discretion of our board of directors and will depend on, among other things, applicable laws, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

MATERIAL UNITED STATES TAX CONSIDERATIONS
The following discussion is a description of material U.S. federal income tax considerations to U.S. Holders (as defined below) of the common shares as a consequence of the ownership and disposition of common shares.
This discussion applies only to a U.S. Holder that acquires common shares in this offering and holds the common shares as capital assets for U.S. federal income tax purposes (generally, property held for investment). In addition, it does not describe all of the U.S. federal income tax consequences that may be relevant in light of a U.S. Holder’s particular circumstances, including any alternative minimum tax considerations, the potential application of the provisions of the Code known as the Medicare contribution tax and tax considerations applicable to U.S. Holders subject to special rules, such as:
•	certain banks, insurance companies, and other financial institutions;
•	regulated investment companies and real estate investment trusts;
•	corporations that accumulate earnings to avoid U.S. federal income tax;
•	dealers or traders in securities that use mark-to-market method of tax accounting;
•
persons holding the common shares as part of a straddle, wash sale, hedging transaction, conversion transaction or integrated transaction or entering into a constructive sale with respect to such securities;

•	persons whose functional currency for U.S. federal income tax purposes is not the U.S. dollar;
•	entities classified as partnerships for U.S. federal income tax purposes and their partners;
•	tax-exempt entities, “individual retirement accounts” or “Roth IRAs”;
•	persons actually or constructively owning ten percent or more of the combined voting power or value of our common shares;
•	persons owning shares in connection with a trade or business conducted outside of the United States; and
•	persons subject to special tax accounting rules as a result of any item of gross income with respect to common shares being taken into account in an applicable financial statement.
If a partnership (or other entity that is classified as a partnership for U.S. federal income tax purposes) holds the common shares the tax treatment of a partner in such partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding the common shares and partners in such partnerships should consult their tax advisors as to the particular tax consequences of the ownership and disposition of the common shares by the partnership.
As used herein, a “U.S. Holder” is a person that for U.S. federal income tax purposes is a beneficial owner of the common shares and:
•	a citizen or individual resident of the United States;
•	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state therein or the District of Columbia;
•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
•
a trust that (1) is subject to the primary supervision of a U.S. court and all substantial decisions of which are under the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

This discussion is based on the Code, administrative pronouncements, judicial decisions, and final, temporary and proposed Treasury regulations, all as of the date hereof, and of which is subject to change, possibly with retroactive effect. We have not sought, and will not seek, a ruling from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion. This discussion does not address any U.S. federal taxes (such as estate or gift taxes) other than income taxes, nor does it address any state, local or non-U.S. tax considerations. U.S. Holders should consult their tax advisors concerning the U.S. federal, state, local and foreign tax consequences of the ownership and disposition of the common shares in their particular circumstances.
EACH U.S. HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF COMMON SHARES.
Dividends and Other Distributions on the Common Shares
We do not expect to make any distributions with respect to the common shares. However, if we make any such distributions, under U.S. federal income tax laws, and subject to the PFIC rules discussed below under the heading “—Passive Foreign Investment Company Rules,” distributions on the common shares will generally be taxable as a dividend for U.S. federal income tax purposes to the extent paid from Roivant’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of Roivant’s current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its common shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the common shares and will be treated as described below under the heading “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Common Shares.” The amount of any such distribution will include any amounts withheld by us (or another applicable withholding agent). Subject to applicable limitations, dividends paid to certain non-corporate U.S. Holders generally will be taxed at the lower applicable long-term capital gains rate if the common shares are readily tradable on an established securities market in the United States (such as Nasdaq, where the common shares are currently listed) or Roivant is eligible for benefits under an applicable tax treaty with the United States, and, in each case, Roivant is not treated as a PFIC with respect to such U.S. Holder at the time the dividend was paid or in the preceding year and provided certain holding period requirements are met. The amount of any dividend distribution paid in foreign currency will be the U.S. dollar amount calculated by reference to the applicable exchange rate in effect on the date of actual or constructive receipt, regardless of whether the payment is in fact converted into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect of the amount received. A U.S. Holder may have foreign currency gain or loss if the dividend is converted into U.S. dollars after the date of receipt. Foreign currency gain or loss generally will be treated as U.S.-source income or loss for foreign tax credit purposes.
Amounts taxable as dividends generally will be treated as income from sources outside the U.S. and will, depending on the circumstances of the U.S. Holder, be “passive” or “general” category income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit allowable to such U.S. Holder. The rules governing foreign tax credits are complex and U.S. Holders are urged to consult their tax advisors regarding the creditability of foreign taxes in their particular circumstances. In lieu of claiming a foreign tax credit, a U.S. Holder may, in certain circumstances, deduct foreign taxes in computing their taxable income, subject to generally applicable limitations under U.S. law. Generally, an election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. Notwithstanding the foregoing, if (a) Roivant is 50% or more owned, by vote or value, by U.S. persons and (b) at least 10% of Roivant’s earnings and profits are attributable to sources within the U.S., then for foreign tax credit purposes, a portion of Roivant’s dividends would be treated as derived from sources within the U.S. In such case, with respect to any dividend paid for any taxable year, the U.S.-source ratio of such dividends for foreign tax credit purposes would be equal to the portion of Roivant’s earnings and profits from sources within the U.S. for such taxable year, divided by the total amount of Roivant’s earnings and profits for such taxable year.
Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of the Common Shares
Subject to the PFIC rules discussed below under the heading “—Passive Foreign Investment Company Rules,” upon any sale, exchange or other taxable disposition of the common shares, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between (i) the sum of (x) the amount of cash and (y) the fair market value of any other property, received in such sale, exchange or other taxable disposition and (ii) the U.S. Holder’s adjusted tax basis in such common shares, as calculated in U.S. dollars. Any such gain or loss generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. Holder’s holding period for such common shares exceeds one year. Long-term capital gain realized by a non-corporate U.S. Holder generally will be taxable at a reduced rate. The deductibility of capital losses is subject to limitations.
Any gain or loss recognized on the sale, exchange or other taxable disposition of the common shares generally will be U.S.-source income or loss for purposes of computing the foreign tax credit allowable to a U.S. Holder. Consequently, a U.S. Holder may not be able to claim a credit for any non-U.S. tax imposed upon a disposition of the common shares unless such credit can be applied (subject to applicable limitations) against tax due on other income treated as derived from foreign sources. In addition, recently finalized Treasury regulations impose additional restrictions on the creditability of non-U.S. taxes imposed on gain from the disposition of stock of a corporation (such as the common shares), which may preclude a U.S. holder from claiming a credit in respect of such taxes. Prospective U.S. Holders should consult their tax advisors as to the foreign tax credit implications of such sale, exchange or other taxable disposition of the common shares.
Passive Foreign Investment Company Rules
As discussed in further detail below, we believe we were not a PFIC for the taxable year that ended on March 31, 2022. However, because the determination of our PFIC status is made annually based on the factual determination described below, we cannot provide any assurances regarding our PFIC status for the current year or future taxable years or that the IRS will agree with our PFIC status. Accordingly, the treatment of U.S. Holders of the common shares could be materially different from that described above if Roivant is treated as a PFIC for U.S. federal income tax purposes.
A foreign (i.e., non-U.S.) corporation will be classified as a PFIC for U.S. federal income tax purposes if either (i) at least 75% of its gross income in a taxable year, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income or (ii) at least 50% of its assets in a taxable year (ordinarily determined based on fair market value and averaged quarterly over the year), including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes, among other things, dividends, interest, rents and royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets. Additionally, if Roivant owns (directly or indirectly) at least 25% (by value) of the stock of another corporation, for purposes of determining whether Roivant is a PFIC, generally Roivant would be treated as if it held its proportionate share of the assets of such other corporation and received directly its proportionate share of the income of such other corporation (the “Look-Through Rule”) and generally Roivant would retain the character of such assets and income as if they were held directly by Roivant rather than by such other corporation (but see below for the discussion on an exception to the Look-Through Rule). If Roivant is characterized as a PFIC, U.S. holders of its common shares may suffer adverse tax consequences, including having gains realized on the sale of our common shares treated as ordinary income rather than capital gain, the loss of the preferential tax rate applicable to dividends received on Roivant’s common shares by individuals who are U.S. holders, and having interest charges apply to certain distributions by Roivant and the proceeds of sales or other dispositions of Roivant’s common shares that result in a gain to the U.S. holder. In addition, special information reporting may be required.
Roivant’s status as a PFIC will depend on the nature and composition of its income and the nature, composition and value of its assets from time to time. The 50% passive asset test described above is generally based on the fair market value of each asset. If Roivant is a CFC (determined by disregarding certain downward attribution rules) and not publicly traded for the relevant taxable year, however, the test will be applied based on the adjusted basis of Roivant’s assets. Because Roivant common shares should be considered to be “publicly traded” for the taxable years ending on March 31, 2022 and March 31, 2023, Roivant would apply the 50% passive asset test using the fair market value of its assets. In addition, Roivant’s status may also depend, in part, on how quickly it utilizes its cash on-hand and cash from future financings in its business.
Treasury regulations adopted in 2021 (the “2021 Regulations”) modify certain of the rules described above.
The 2021 Regulations generally apply to taxable years of shareholders beginning on or after January 14, 2021. A shareholder, however, may choose to apply such rules for any open taxable year beginning before January 14, 2021, provided that, with respect to a non-U.S. corporation being tested for PFIC status, the shareholder consistently applies certain of the provisions of the 2021 Regulations and certain other Treasury regulations for such year and all subsequent years. Investors who are U.S. Holders should consult their own tax advisors regarding the impact and applicability of the 2021 Regulations.
Based on the foregoing, with respect to the taxable year that ended on March 31, 2022, Roivant believes that it was not a PFIC based in part on its belief that it was not classified as a CFC in the taxable year that ended on March 31, 2022 . However, Roivant’s PFIC status for the current or any future taxable year is an annual factual determination that cannot be made until after the end of each such year. Accordingly, there can be no assurance that Roivant will not be a PFIC for its current taxable year or any future taxable year. Roivant’s status as a PFIC is a fact-intensive determination made on an annual basis, which is subject to uncertainties, including but not limited to the fact that the value of Roivant’s assets for purposes of the PFIC determination may be affected by the trading value of Roivant’s common shares, which could fluctuate significantly. The total value of Roivant’s assets for purposes of the PFIC asset test may generally be inferred using the market price of Roivant’s ordinary shares, which may fluctuate considerably and thereby affect the determination of its PFIC status for the current or future taxable years. Roivant’s U.S. counsel expresses no opinion with respect to Roivant’s PFIC status for the current or future taxable years. Roivant will endeavor to determine its PFIC status for each taxable year and make such determination available to U.S. Holders.
The determination of Roivant’s PFIC status is impacted by structures and arrangements Roivant has implemented that are intended in part to mitigate the possibility that it will be classified as a PFIC. There can be no assurance that the IRS will not successfully challenge these structures and arrangements, which may result in an adverse impact on the determination of whether Roivant is classified as a PFIC in the current and future taxable years. In addition, the 2021 Regulations, the impact of which Roivant is continuing to assess, may also adversely affect the treatment of these structures and arrangements with respect to its PFIC status. For example, as discussed above, the Look-Through Rule generally applies with respect to our 25% or more owned subsidiaries. If Roivant is subject to the accumulated earnings tax (or waives any benefit under any treaty which would otherwise prevent the imposition of such tax) and Roivant owns at least 25% (by value) of the stock of a U.S. corporation (a “25%-owned U.S. corporation”), then for purposes of determining our PFIC status, generally any stock of a U.S. corporation (such corporation, a “second-tier U.S. corporation,” and such stock, “qualified stock”) held by such 25%-owned U.S. corporation shall be treated as an asset which does not produce passive income (and is not held for the production of passive income) and any amount included in gross income with respect to such stock shall not be treated as passive income (the “Look-Through Rule Exception”). Accordingly, since Roivant has waived any benefit under any treaty which would otherwise prevent the imposition of the accumulated earnings tax, Roivant expects that the Look-Through Rule Exception applies to it and, for purposes of determining its PFIC status, any qualified stock held by its subsidiaries that are 25%-owned U.S. corporations are expected not to be treated as passive assets and any amount included in gross income with respect to such stock are expected not to be treated as passive income. Though Roivant expects that the Look-Through Rule Exception applies to it, such determination is subject to uncertainties. For example, the 2021 Regulations adopted an anti-abuse rule with respect to the application of the Look-Through Rule Exception. According to the anti-abuse rule, the Look-Through Rule Exception will not apply if a principal purpose for the formation of, acquisition of, or holding of stock of the 25%-owned U.S. corporation or the second-tier U.S. corporation, or for the capitalization or other funding of the second-tier U.S. corporation, is to hold passive assets through the second-tier U.S. corporation to avoid classification of the foreign corporation as a PFIC. While Roivant does not believe that such anti-abuse rule will apply to us in light of the legislative history of the Look-Through Rule Exception as well as the nature and composition of our income and the nature, composition and value of our assets, there is no assurance regarding the application of the anti-abuse rule with respect to our PFIC status in its past, current, or future taxable years.
Investors who are U.S. holders are urged to consult their own tax advisors regarding the application of the Look-Through Rule, the Look-Through Rule Exception, and the anti-abuse rule.
Although Roivant’s PFIC status is determined annually, an initial determination that Roivant is a PFIC will generally apply for subsequent years to a U.S. Holder who held the common shares while Roivant was a PFIC, whether or not Roivant meets the test for PFIC status in those subsequent years. If Roivant is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of the common shares and the U.S. Holder did not make an applicable PFIC election (or elections), as further described below under the heading “—PFIC Elections,” for the first taxable year of Roivant in which it was treated as a PFIC, and in which the U.S. Holder held such common shares, such U.S. Holder generally will be subject to special and adverse rules. Such rules apply to (i) any gain recognized by the U.S. Holder on the sale or other disposition of its common shares (which may include gain realized by reason of transfers of the common shares that would otherwise qualify as nonrecognition transactions for U.S. federal income tax purposes) and (ii) any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the common shares during the three preceding taxable years of such U.S. Holder or, if shorter, the portion of such U.S. Holder’s holding period for the common shares that preceded the taxable year of the distribution).
Under these rules:
•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the common shares;
•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of Roivant’s first taxable year in which Roivant is a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder without regard to the U.S. Holder’s other items of income and loss for such year; and

•
an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed on the U.S. Holder with respect to the tax attributable to each such other taxable year of the U.S. Holder.

PFIC Elections
If Roivant is a PFIC and the common shares constitute “marketable stock,” a U.S. Holder may avoid the adverse PFIC tax consequences discussed above with respect to its common shares if such U.S. Holder makes a mark-to-market election with respect to such shares for the first taxable year in which it holds the common shares and each subsequent taxable year. Such U.S. Holder generally will include for each of its taxable years as ordinary income the excess, if any, of the fair market value of its common shares at the end of such year over its adjusted basis in its common shares. These amounts of ordinary income will not be eligible for the favorable tax rates applicable to qualified dividend income or long-term capital gains. The U.S. Holder also will recognize an ordinary loss in respect of the excess, if any, of its adjusted basis of its common shares over the fair market value of its common shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its common shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of its common shares will be treated as ordinary income.
The mark-to-market election is available only for “marketable stock,” generally, stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including Nasdaq (on which the common shares are currently listed), or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. If made, a mark-to-market election would be effective for the taxable year for which the election was made and for all subsequent taxable years unless the common shares cease to qualify as “marketable stock” for purposes of the PFIC rules or the IRS consents to the revocation of the election. U.S. Holders are urged to consult their tax advisors regarding the availability and tax consequences of a mark-to-market election with respect to the common shares under their particular circumstances.
Alternatively, if Roivant is determined to be a PFIC, a U.S. Holder may avoid the adverse PFIC tax consequences described above in respect of the common shares by making and maintaining a timely and valid qualified electing fund (“QEF”) election (if eligible to do so). If a U.S. Holder makes a QEF election with respect to a PFIC, the U.S. Holder will be taxed on its pro rata share of the PFIC’s ordinary earnings and net capital gain (at ordinary income and capital gain rates, respectively) for each taxable year that the entity is a PFIC. If a U.S. Holder makes a QEF election with respect to the common shares, any distributions paid by Roivant out of its earnings and profits that were previously included in the U.S. Holder’s income under the QEF election would not be taxable to the U.S. Holder. A U.S. Holder will increase its tax basis in its common shares by an amount equal to any income included under the QEF election and will decrease its tax basis by any amount distributed on the common shares that is not included in the U.S. Holder’s income. In addition, a U.S. Holder will recognize capital gain or loss on the disposition of the common shares in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the common shares, as determined in U.S. dollars. U.S. Holders should note that if they make QEF elections with respect to Roivant, they may be required to pay U.S. federal income tax with respect to their common shares for any taxable year significantly in excess of any cash distributions received on the common shares for such taxable year. U.S. Holders should consult their tax advisers regarding making QEF elections in their particular circumstances. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.
A U.S. Holder must make the QEF election for each PFIC by attaching a separate properly completed IRS Form 8621 for each PFIC to the U.S. Holder’s timely filed U.S. federal income tax return. However, Roivant currently does not intend to provide information necessary for U.S. Holders to make QEF elections with respect to the common shares.
Related PFIC Rules
If Roivant is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, a U.S. Holder generally would be deemed to own a proportionate amount of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if Roivant receives a distribution from, or disposes of all or part of its interest in, the lower-tier PFIC, or the U.S. Holder otherwise was deemed to have disposed of an interest in the lower-tier PFIC. Roivant currently does not intend to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their tax advisors regarding the tax issues raised by lower-tier PFICs.
A U.S. Holder that owns shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is made) and to provide such other information as may be required by the U.S. Treasury Department. Failure to do so, if required, will extend the statute of limitations applicable to such U.S. Holder until such required information is furnished to the IRS.
The rules dealing with PFICs and with the mark-to-market and QEF elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of the common shares are urged to consult their own tax advisors concerning the application of the PFIC rules to Roivant securities under their particular circumstances.
Additional Reporting Requirements
Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar thresholds are required to report information to the IRS relating to the common shares, subject to certain exceptions (including an exception for the common shares held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with their tax return for each year in which they hold the common shares. Substantial penalties apply to any failure to file IRS Form 8938 and the period of limitations on assessment and collection of U.S. federal income taxes will be extended in the event of a failure to comply. U.S. Holders are urged to consult their tax advisors regarding the effect, if any, of these rules on the ownership and disposition of the common shares.
Information Reporting and Backup Withholding
Payments of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries are subject to information reporting, and may be subject to backup withholding. Backup withholding generally will not apply, however, to a U.S. Holder if (i) the U.S. Holder is a corporation or other exempt recipient or (ii) the U.S. Holder provides a correct taxpayer identification number and certifies that it is not subject to backup withholding.
Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a holder will be allowed as a credit against such holder’s U.S. federal income tax liability and may entitle it to a refund, provided that the required information is timely furnished to the IRS.

THE U.S. FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE MAY NOT BE APPLICABLE TO YOU DEPENDING UPON YOUR PARTICULAR SITUATION. YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO YOU OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF THE COMMON SHARES INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, ESTATE, FOREIGN AND OTHER TAX LAWS AND TAX TREATIES AND THE POSSIBLE EFFECTS OF CHANGES IN U.S. OR OTHER TAX LAWS.

MATERIAL UNITED KINGDOM TAX CONSIDERATIONS
In the opinion of Davis Polk & Wardwell London LLP, the following is a description of material United Kingdom tax considerations relating to the ownership and disposal of the common shares applicable to a non-UK Holder. The comments set out below are based on current United Kingdom tax law as applied in England and Wales and HM Revenue & Customs, or HMRC, practice (which may not be binding on HMRC) as at the date of this summary, both of which are subject to change, possibly with retrospective effect. They are intended as a general guide and, save where expressly stated otherwise, apply only to absolute beneficial owners of the common shares who are (i) individuals not resident in the United Kingdom for United Kingdom tax purposes who do not hold common shares for the purposes of a trade, profession, or vocation which they carry on in the United Kingdom through a branch or agency, or (ii) companies not resident in the United Kingdom for United Kingdom tax purposes which do not hold the common shares for the purpose of a trade carried on in the United Kingdom through a permanent establishment in the United Kingdom, together, “non-UK Holders.”
This summary does not address all possible tax consequences relating to an investment in the common shares. Certain categories of holders, including those falling outside the category described above (such as those who are resident in the United Kingdom for United Kingdom tax purposes), those carrying on certain financial activities, those subject to specific tax regimes or benefitting from certain reliefs or exemptions, those connected with Roivant and those for whom the shares are employment-related securities may be subject to special rules and this summary does not apply to such holders and any general statements made in this disclosure do not take them into account.
Potential investors should satisfy themselves prior to investing as to the overall tax consequences, including, specifically, the consequences under United Kingdom tax law and HMRC practice of the acquisition, ownership and disposal of the common shares in their own particular circumstances by consulting their own tax advisors.
EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSAL OF COMMON SHARES, INCLUDING THE EFFECTS OF UNITED KINGDOM TAX LAWS.
United Kingdom Taxation of Dividends
Roivant will not be required to withhold amounts on account of United Kingdom tax at source when paying a dividend in respect of common shares to a non-UK Holder.
Non-UK Holders who hold their common shares as an investment should not be subject to United Kingdom tax in respect of any dividends.
United Kingdom Taxation of Capital Gains
Disposal of Common Shares
An individual who is a non-UK Holder will generally not be liable to United Kingdom capital gains tax on capital gains realized on the disposal of his or her common shares.
A company that is a non-UK Holder will generally not be liable for United Kingdom corporation tax on chargeable gains realized on the disposal of its common shares.
An individual non-UK Holder who is only temporarily a non-UK resident for United Kingdom tax purposes will, in certain circumstances, become liable to United Kingdom tax on capital gains in respect of gains realized while he or she was not resident in the United Kingdom.
United Kingdom Stamp Duty (“stamp duty”) and Stamp Duty Reserve Tax (“SDRT”)
No stamp duty or SDRT is expected to be payable on the issue or transfer of common shares, subject to the comments below.
Stamp duty will in principle be payable on any instrument that transfers common shares that is executed in the United Kingdom or that relates to any property situated, or to any matter or thing done or to be done, in the United Kingdom. Holders of common shares should be aware that, even where such an instrument is in principle subject to stamp duty, stamp duty is not required to be paid unless it is necessary to rely on the instrument for legal purposes, for example to register a change of ownership or in litigation in a United Kingdom court. Provided that the common shares are not registered in any register maintained in the United Kingdom, any agreement to transfer common shares will not be subject to SDRT. Roivant currently does not intend that any register of its common shares will be maintained in the United Kingdom.

UNDERWRITING
Subject to the terms and conditions set forth in the underwriting agreement among us and the underwriters, we have agreed to sell to the underwriters named below, for whom Goldman Sachs & Co. LLC, SVB Securities LLC, Cowen and Company, LLC and Cantor Fitzgerald & Co. are acting as representatives, and such underwriters have severally and not jointly agreed to purchase from us the number of common shares set forth opposite its name below.
Name of Underwriters	Shares
Goldman Sachs & Co. LLC	10,666,666
SVB Securities LLC	6,666,667
Cowen and Company, LLC	6,666,667
Cantor Fitzgerald & Co.	2,666,666
Total	26,666,666
Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed to purchase all of the shares sold under the underwriting agreement if any of the shares are purchased.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and subject to other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officers’ certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Discounts and Commissions
The underwriters have advised us that they propose initially to offer the common shares to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at that price less a concession not in excess of $0.2475 per common share. After the initial offering, the public offering price, concession or any other term of the offering may be changed. The following table shows the public offering price, underwriting discount and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of their option to purchase additional common shares.
	Per Share	Without Option	With Option
Public offering price	$7.5000	$199,999,995	$229,999,988
Underwriting discount	$0.4125	$11,000,000	$12,649,999
Proceeds, before expenses, to us	$7.0875	$188,999,995	$217,349,988
We estimate expenses payable by us in connection with this offering, other than the underwriting discounts and commissions referred to above, will be approximately $515,000. We also have agreed to reimburse the underwriters for up to $20,000 for certain FINRA related expenses.
Option to Purchase Additional Common Shares
We have granted to the underwriters an option, exercisable 30 days from the date of this prospectus supplement, to purchase, from time to time, in whole or in part, up to an aggregate of 3,999,999 shares from us at the price per share set forth on the cover page of this prospectus supplement to be paid by the underwriters.
No Sales of Similar Securities
We and our directors and executive officers who hold Roivant common shares have entered into lock-up agreements with the underwriters, pursuant to which we, our directors (for so long as they continue to serve as members of our board of directors) and our executive officers have agreed that we and they will not, subject to limited exceptions, directly or indirectly, for a period of 75 days after the date of this prospectus supplement and without the prior written consent of the representatives, which may withhold their consent in their sole discretion,

(i) sell, offer to sell, contract to sell or lend, effect any short sale or establish or increase a Put Equivalent Position (as defined in Rule 16a-1(h) under the Exchange Act) or liquidate or decrease any Call Equivalent Position (as defined in Rule 16a-1(b) under the Exchange Act), pledge, hypothecate or grant any security interest in, or in any other way transfer or dispose of, any common shares or any securities convertible into or exchangeable or exercisable for common shares, in each case whether now owned or hereafter acquired by us, the director or executive officer, or with respect to which we or they have or hereafter acquire the power of disposition (collectively, the “Lock-Up Securities”), (ii) file or make any demand for the filing of any registration statement, prospectus or prospectus supplement (or an amendment or supplement thereto) in connection therewith, under the Securities Act, (iii) enter into any swap, hedge or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Lock-Up Securities, whether any such swap or transaction is to be settled by delivery of common shares or other securities, in cash or otherwise, or (iv) publicly announce the intention to do any of the foregoing.
Notwithstanding the foregoing, we may (A) effect the transactions contemplated hereby; (B) issue common shares or options to purchase common shares, or issue common shares upon the conversion or exercise of warrants or options, pursuant to any stock option, stock bonus or other stock plan or arrangement described in this Registration Statement on Form S-3 (and any announcements in connection therewith); (C) issue any common shares issued or options to purchase common shares or restricted stock units granted pursuant to our existing employee benefit plans; (D) issue any common shares issued pursuant to any existing non-employee director stock plan or dividend reinvestment plan; (E) issue common shares or certain related securities, or the enter into an agreement to issue common shares or certain related securities, in connection with any merger, joint venture, strategic alliances, commercial or other collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition, provided that the aggregate number of common shares or certain related securities that we may issue or agree to issue pursuant to this clause (E) hereto shall not exceed 10.0% of our total outstanding share capital immediately following the issuance of the common shares or certain related securities, and provided further that the recipients thereof provide to the underwriters a signed lock-up agreement; (F) file any registration statement on Form S-8 or a successor form thereto. Notwithstanding anything above to the contrary, we may, without the prior written consent of the representatives, issue our common shares pursuant to our At-the-Market Equity Offering Program with Cowen and Company, LLC, through which we can sell common shares by means of at-the-market offerings from time to time.
The restrictions described in the above do not apply to certain transfers, dispositions or transactions by our directors and executive officers: (i) as a bona fide gift or gifts, charitable contribution or for bona fide estate planning purposes; (ii) to any (a) “immediate family” of the director or the executive officer (which shall mean, with respect to any natural person, any of the following: such person’s spouse or domestic partner, the siblings of such person and his or her spouse or domestic partner, and the direct descendants and ascendants (including adopted and step children and parents) of such person and his or her spouses or domestic partners and siblings), (b) any entities controlled by, controlling or under common control with the director or the executive officer, (c) any trust for the direct or indirect benefit of the director or the executive officer or the immediate family of the director or the executive officer, (d) if the director or executive officer is a trust, the trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, and (e) if the director or executive officer is an entity, any direct or indirect partners, members or equity holders of the director or executive officer, any affiliate (as defined in Rule 405 promulgated under the Securities Act) of the director or executive officer or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates; (iii) by operation of law or pursuant to a court order or an order of a regulatory agency, such as a qualified domestic relations order, divorce decree or separation agreement; (iv) by will or intestate succession to the legal representative, heir, beneficiary or immediate family of the director or the executive officer upon the death of the director or the executive officer; (v) transactions relating to securities acquired in this offering or in open market transactions after the completion of this offering; (vi) distributions of securities to (a) limited partners, members, stockholders or holders of similar equity interests in the director or the executive officer and (b) to another corporation, partnership, limited liability company, trust or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act) of the director or the executive officer, or to any investment fund or other entity controlled or managed by the director, the executive officer or affiliates of the director or the executive officer; (vii) the exercise of stock options granted under any equity incentive plans described in this prospectus supplement, the accompanying prospectus or documents incorporated by reference herein or therein by the director or the executive officer, and the receipt by the director or the executive officer from us of securities upon such exercise, insofar as such option is outstanding as of the date of the prospectus supplement, provided that the underlying securities shall continue to be subject to the restrictions on transfer described above, and provided further that, if required, any public report or filing under Section 16 of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the exercise of a stock option, that no securities were sold by the reporting person and that the securities received upon exercise of the stock option are subject to the restrictions described above; (viii) the disposition of securities or the withholding of securities by us solely in connection with a “sell to cover” transaction to satisfy applicable tax withholding obligations or otherwise to satisfy the payment of actual or estimated taxes due with respect to the vesting of restricted stock, restricted stock units or capped value appreciation rights (“CVARs”) granted under a stock incentive plan or pursuant to a contractual employment arrangement described in the prospectus supplement or documents incorporated by reference herein, insofar as such restricted stock, restricted stock unit or CVAR is outstanding as of the date of the prospectus supplement, provided that any required filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the disposition of securities or withholding of securities by us in connection with the payment of such taxes; (ix) transfers to us in connection with the repurchase of securities in connection with the termination of the director’s or the executive officer’s employment with us pursuant to contractual agreements with us as in effect as of the date of the prospectus supplement; (x) (a) sales of securities pursuant to a trading plan pursuant to Rule 10b5-1 under the Exchange Act that is in effect prior to the date of this prospectus supplement, provided that any required filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto that the filing relates to the sale of securities made pursuant to a plan that was established prior to the date of this prospectus supplement, and (b) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of securities, provided that (1) such plan does not provide for the transfer of securities during the lock-up period and (2) the entry into such plan is not publicly disclosed, including in any filings under the Exchange Act, during the lock-up period; (xi) (a) pursuant to a bona fide third-party tender offer for all of our outstanding common shares, merger, consolidation or other similar transaction made to all holders of our securities involving a change of control of us (including, without limitation, the entering into any lock-up, voting or similar agreement pursuant to which the director or the executive officer may agree to transfer, sell, tender or otherwise dispose of common shares or other such securities in connection with such transaction, or vote any common shares or other such securities in favor of any such transaction), or (b) in connection with our consummation of a liquidation, merger, amalgamation, share exchange, reorganization, tender offer or other similar transaction that results in all of our shareholders having the right to exchange their equity holdings in us for cash, securities or other property, provided that in the event that such tender offer, merger, consolidation or other such transaction described in clause (a) or (b) above is not completed, such securities held by the director or the executive officer shall remain subject to the provisions set forth above; (xii) by pledging, hypothecating or otherwise granting a security interest in securities in a bona fide transaction to one or more unaffiliated lending institutions as collateral or security for any margin loan and any transfer in the event of foreclosure upon such securities as a result of a default on such margin loan (so long as any such pledge, hypothecation or grant of security interest shall be on terms consistent with customary margin loans, and the director or the executive officer shall provide us with written notice prior to entering into such margin loan, and provided that any such pledgee or other party shall agree to, upon foreclosure of the pledged securities, execute and deliver to the representatives a signed lock-up agreement for the balance of the lock-up period); or (xiii) if the director or the executive officer is an entity, a sale or other transfer by certain upstream equity holder of its direct or indirect common stock or membership, partnership or other equity ownership interest in the director or the executive officer (whether or not for consideration); provided that (1) prior to any such transfer in the case of clauses (i)-(iv) or clause (vi) above, the underwriters receive a signed lock-up agreement, for the balance of the lock-up period from each donee, trustee, distributee or transferee, as the case may be, (2) any such transfer in the case of clauses (i)-(iv) above shall not involve a disposition for value, (3) in the case of clauses (i)-(iii) above, such transfers are not required to be reported with the Securities and Exchange Commission under the Exchange Act, and (4) the director or executive officer does not otherwise voluntarily effect any public filing or report regarding such transfers.
Nasdaq Global Market Listing
Our common shares are listed on the Nasdaq Global Market under the symbol “ROIV.”
Transfer Agent
The transfer agent for our common shares is American Stock Transfer & Trust Company, LLC.

Market Making, Price Stabilization, Short Positions and Penalty Bids
In connection with the offering, the underwriters may purchase and sell common shares in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriters may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriters must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of common shares made by the underwriters in the open market prior to the completion of the offering.
The underwriters may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriters for their own accounts, may have the effect of preventing or retarding a decline in the market price of the Company’s common shares, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of the common shares. As a result, the price of the common shares may be higher than the price that otherwise might exist in the open market. The underwriters are not required to engage in these activities and may end any of these activities at any time. These transactions may be effected on the Nasdaq Global Market, in the over-the-counter market or otherwise.
Passive Market Making
The underwriters may also engage in passive market making transactions in our common shares on the Nasdaq Global Market in accordance with Rule 103 of Regulation M during a period before the commencement of offers or sales of our common shares in this offering and extending through the completion of distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.
Electronic Distribution
In connection with this offering, the underwriters or securities dealers may distribute prospectuses by electronic means, such as e-mail.
Other Relationships
The underwriters and their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. Additionally, Cowen and Company, LLC is the sales agent under our At-the-Market Equity Offering Program.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers.

Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Stamp Taxes
If you purchase common shares offered in this prospectus supplement, you may be required to pay stamp taxes and other charges under the laws and practices of the country of purchase, in addition to the offering price listed on the cover page of this prospectus supplement.
Selling Restrictions
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area (each, a “Relevant State”), no shares have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that shares may be offered to the public in that Relevant State at any time:
•	to any legal entity which is a qualified investor as defined under Article 2 of the Prospectus Regulation;
•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of shares shall require us or the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129, as amended.
Notice to Prospective Investors in the United Kingdom
No shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the Shares which has been approved by the Financial Conduct Authority, except that the shares may be offered to the public in the United Kingdom at any time:
•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
•
to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•	in any other circumstances falling within Section 86 of the Financial Services and Markets Act 2000 (the “FSMA”),
provided that no such offer of the shares shall require us or the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation. For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “UK Prospectus Regulation”).

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA in connection with the issue or sale of any shares may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to the Company. Each purchaser of shares must comply with all applicable provisions of the FSMA and the Financial Services Act 2012 with respect to anything done by it in relation to any shares in, from or otherwise involving the United Kingdom.
This prospectus supplement is only being distributed to, and is only directed at, persons in the United Kingdom that are qualified investors as defined in the UK Prospectus Regulation that are also (i) investment professionals falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”) or (ii) high net worth entities, and other persons to whom it may lawfully be communicated, falling within Article 49(2)(a) to (d) of the Order or (iii) persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any shares may otherwise lawfully be communicated or caused to be communicated (each such person being referred to as a “relevant person”). This prospectus supplement and its contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other persons in the United Kingdom. Any person in the United Kingdom that is not a relevant person should not act or rely on this document or any of its contents.
Notice to Prospective Investors in Canada
The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in Israel
In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase common shares under the Israeli Securities Law, 5728—1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors; or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728—1968, subject to certain conditions, or the “Qualified Investors”. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. We have not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728— 1968. We have not and will not distribute this prospectus supplement or make, distribute or direct an offer to subscribe for our common shares to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728—1968. In particular, we may request, as a condition to be offered common shares, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728—1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728—1968 and the regulations promulgated thereunder in connection with the offer to be issued common shares; (iv) that the common shares that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728—1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728—1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.
Notice to Prospective Investors in Switzerland
The common shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the common shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, us, the common shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of common shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, or FINMA, and the offer of common shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of common shares.
Notice to Prospective Investors in the Dubai International Financial Centre (DIFC)
This document relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority, or DFSA. This document is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for this document. The securities to which this document relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If you do not understand the contents of this document, you should consult an authorized financial advisor.
In relation to its use in the DIFC, this document is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient, and may not be reproduced or used for any other purpose. The interests in the securities may not be offered or sold directly or indirectly to the public in the DIFC.
Notice to Prospective Investors in Australia
This prospectus supplement:
•	does not constitute a disclosure document or a prospectus under Chapter 6D.2 of the Corporations Act 2001 (Cth), or the Corporations Act;
•
has not been, and will not be, lodged with the Australian Securities and Investments Commission, or ASIC, as a disclosure document for the purposes of the Corporations Act and does not purport to include the information required of a disclosure document for the purposes of the Corporations Act; and

•
may only be provided in Australia to select investors who are able to demonstrate that they fall within one or more of the categories of investors, available under section 708 of the Corporations Act, or Exempt Investors.

The common shares may not be directly or indirectly offered for subscription or purchased or sold, and no invitations to subscribe for or buy the common shares may be issued, and no draft or definitive offering memorandum, advertisement or other offering material relating to any common shares may be distributed in Australia, except where disclosure to investors is not required under Chapter 6D of the Corporations Act or is otherwise in compliance with all applicable Australian laws and regulations. By submitting an application for the common shares, you represent and warrant to us that you are an Exempt Investor.
As any offer of common shares under this document will be made without disclosure in Australia under Chapter 6D.2 of the Corporations Act, the offer of those securities for resale in Australia within 12 months may, under section 707 of the Corporations Act, require disclosure to investors under Chapter 6D.2 if none of the exemptions in section 708 applies to that resale. By applying for the common shares you undertake to us that you will not, for a period of 12 months from the date of issue of the common shares, offer, transfer, assign or otherwise alienate those common shares to investors in Australia except in circumstances where disclosure to investors is not required under Chapter 6D.2 of the Corporations Act or where a compliant disclosure document is prepared and lodged with ASIC.
Notice to Prospective Investors in Hong Kong
The common shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (a) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong), or SFO, of Hong Kong and any rules made thereunder; or (b) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32) of Hong Kong), or CO, or which do not constitute an offer to the public within the meaning of the CO. No advertisement, invitation or document relating to the common shares has been or may be issued or has been or may be in the possession of any person for the purposes of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to common shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and any rules made thereunder.
Notice to Prospective Investors in Japan
The common shares have not been and will not be registered pursuant to Article 4, Paragraph 1 of the Financial Instruments and Exchange Act. Accordingly, none of the common shares nor any interest therein may be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any “resident” of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to or for the benefit of a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the Financial Instruments and Exchange Act and any other applicable laws, regulations and ministerial guidelines of Japan in effect at the relevant time.
Notice to Prospective Investors in Singapore
Each joint book-running manager has acknowledged that this prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, each joint book-running manager has represented and agreed that it has not offered or sold any common shares or caused the common shares to be made the subject of an invitation for subscription or purchase and will not offer or sell any common shares or cause the common shares to be made the subject of an invitation for subscription or purchase, and has not circulated or distributed, nor will it circulate or distribute, this prospectus supplement or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the common shares, whether directly or indirectly, to any person in Singapore other than:
(a)
to an institutional investor (as defined in Section 4A of the Securities and Futures Act (Chapter 289) of Singapore, as modified or amended from time to time, or the SFA) pursuant to Section 274 of the SFA;

(b)
to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA; or

(c)	otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where the common shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
(a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b)
a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the common shares pursuant to an offer made under Section 275 of the SFA except:

(i)	to an institutional investor or to a relevant person, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
(ii)	where no consideration is or will be given for the transfer;
(iii)	where the transfer is by operation of law;
(iv)	as specified in Section 276(7) of the SFA; or
(v)	as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018.
Singapore SFA Product Classification
In connection with Section 309B of the SFA and the CMP Regulations 2018, unless otherwise specified before an offer of common shares, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA), that the common shares are “prescribed capital markets products” (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Notice to Prospective Investors in the United Arab Emirates
The common shares have not been, and are not being, publicly offered, sold, promoted or advertised in the United Arab Emirates (including the Dubai International Financial Centre) other than in compliance with the laws of the United Arab Emirates (and the Dubai International Financial Centre) governing the issue, offering and sale of securities. Further, this prospectus supplement does not constitute a public offer of securities in the United Arab Emirates (including the Dubai International Financial Centre) and is not intended to be a public offer. This prospectus supplement has not been approved by or filed with the Central Bank of the United Arab Emirates, the Securities and Commodities Authority or the Dubai Financial Services Authority.
Notice to Prospective Investors in China
This prospectus supplement will not be circulated or distributed in the PRC and the common shares will not be offered or sold, and will not be offered or sold to any person for re-offering or resale directly or indirectly to any residents of the PRC except pursuant to any applicable laws and regulations of the PRC. Neither this prospectus supplement nor any advertisement or other offering material may be distributed or published in the PRC, except under circumstances that will result in compliance with applicable laws and regulations.
Notice to Prospective Investors in Korea
The common shares have not been and will not be registered under the Financial Investments Services and Capital Markets Act of Korea and the decrees and regulations thereunder, or the FSCMA, and the common shares have been and will be offered in Korea as a private placement under the FSCMA. None of the common shares may be offered, sold or delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in Korea or to any resident of Korea except pursuant to the applicable laws and regulations of Korea, including the FSCMA and the Foreign Exchange Transaction Law of Korea and the decrees and regulations thereunder, or FETL. Furthermore, the purchaser of the common shares shall comply with all applicable regulatory requirements (including but not limited to requirements under the FETL) in connection with the purchase of the common shares. By the purchase of the common shares, the relevant holder thereof will be deemed to represent and warrant that if it is in Korea or is a resident of Korea, it purchased the common shares pursuant to the applicable laws and regulations of Korea.
Notice to Prospective Investors in Saudi Arabia
This document may not be distributed in the Kingdom of Saudi Arabia except to such persons as are permitted under the Offers of Securities Regulations as issued by the board of the Saudi Arabian Capital Market Authority, or CMA, pursuant to resolution number 2-11-2004 dated 4 October 2004 as amended by resolution number 1-28-2008, as amended, or the CMA Regulations. The CMA does not make any representation as to the accuracy or completeness of this document and expressly disclaims any liability whatsoever for any loss arising from, or incurred in reliance upon, any part of this document. Prospective purchasers of the securities offered hereby should conduct their own due diligence on the accuracy of the information relating to the securities. If you do not understand the contents of this document, you should consult an authorized financial adviser.
Notice to Prospective Investors in Bermuda
Common shares may be offered or sold in Bermuda only in compliance with the provisions of the Investment Business Act of 2003 of Bermuda (as amended) which regulates the sale of securities in Bermuda. Additionally, non-Bermudian persons (including companies) may not carry on or engage in any trade or business in Bermuda unless such persons are permitted to do so under applicable Bermuda legislation.
Engaging in the activity of offering or marketing the common shares in Bermuda to persons in Bermuda may be deemed to be carrying on business in Bermuda.

LEGAL MATTERS
The validity of the common shares being offered in this offering will be passed upon for us by Conyers Dill & Pearman Limited, Hamilton, Bermuda. Certain legal matters with respect to U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York, and for the underwriters by Latham & Watkins LLP.
EXPERTS
The consolidated financial statements of Roivant Sciences Ltd. appearing in Roivant Sciences Ltd.’s Annual Report (Form 10-K) for the year ended March 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus supplement. This prospectus supplement, which constitutes part of the registration statement, does not contain all of the information in the registration statement and its exhibits. For further information pertaining to us and our securities, you should refer to the registration statement, our exhibits and the other documents incorporated by reference herein.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://roivant.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus supplement.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement.
Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We incorporate by reference into this prospectus supplement and the registration statement of which this prospectus supplement is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40782):
•	our Annual Report on Form 10-K for the year ended March 31, 2022, filed with the SEC on June 28, 2022;
•	our Quarterly Reports on Form 10-Q for the quarters ended June 30, 2022 and September 30, 2022, filed with the SEC on August 15, 2022 and November 14, 2022, respectively;
•
the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended March 31, 2022 from our Definitive Proxy Statement on Schedule 14A relating to our 2022 annual meeting of shareholders, filed with the SEC on July 26, 2022;

•
our Current Reports on Form 8-K filed with the SEC on June 28, 2022 (solely with respect to Item 5.02), September 21, 2022, September 28, 2022 (excluding Item 7.01), November 7, 2022 (solely with respect to Item 8.01), November 10, 2022, November 23, 2022 and January 4, 2023; and

•
the description of our common shares in our registration statement on Form 8-A/A filed with the SEC on September 30, 2021, including any amendments thereto or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus supplement.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus supplement and will become a part of this prospectus supplement from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus supplement. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can obtain any of the filings incorporated by reference in this prospectus supplement through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.roivant.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Information on, or accessible through, our website is not part of this prospectus supplement, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities. You can obtain any of the documents incorporated by reference into this prospectus supplement from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. You can obtain documents incorporated by reference into this prospectus supplement by requesting them in writing or by telephone from us at the following address:
7th Floor
50 Broadway
London SW1H 0DB
United Kingdom
+44 207 400 3347

PROSPECTUS
Up to $1,000,000,000

Common Shares
Preference Shares
Debt Securities
Warrants
Units
From time to time, we may offer and sell up to an aggregate amount of $1.0 billion of any combination of the securities described in this prospectus, either individually or in combination, at prices and on terms described in one or more supplements to this prospectus. We may also offer common shares, $0.0000000341740141 par value per share (the “Common Shares”), or preference shares, or senior and/or subordinated debt securities, warrants to purchase any of such securities, or units consisting of a combination of any of the foregoing. This prospectus also relates to the issuance by us of up to (i) 20,535,896 Common Shares that are issuable by us upon the exercise of outstanding public warrants (the “Public Warrants”), the issuance of which was previously registered, and (ii) 10,214,365 Common Shares that are issuable by us upon the exercise of outstanding private warrants (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”) originally issued in a private placement to Patient Square Capital LLC (the “MAAC Sponsor”). See “Explanatory Note.”
This prospectus describes some of the general terms that may apply to an offering of our securities. We will provide the specific terms of these offerings and securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. The prospectus supplement and any related free writing prospectus may also add, update or change information contained in this prospectus. You should carefully read this prospectus, the applicable prospectus supplement and any related free writing prospectus, as well as any documents incorporated by reference, before buying any of the securities being offered.
Our Common Shares and Public Warrants are listed on the Nasdaq Global Market under the trading symbols “ROIV” and “ROIVW,” respectively. On September 30, 2022, the last reported sale price of our Common Shares was $3.22 per share and the last reported sale price of our Public Warrants was $0.3900 per warrant. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or any securities market or other exchange of the securities covered by the applicable prospectus supplement.
We are an “emerging growth company” under federal securities laws and are subject to reduced public company reporting requirements.
Investing in our securities involves a high degree of risk. See the “Risk Factors” section beginning on page 3 of this prospectus, in any applicable prospectus supplement and in our Securities and Exchange Commission (“SEC”) filings that are incorporated by reference herein.
The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section titled “Plan of Distribution” in this prospectus. If any agents or underwriters are involved in the sale of any shares of our securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and overallotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is October 3, 2022.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the SEC, using a “shelf” registration process under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration statement, we may, from time to time, offer and sell in one or more offerings Common Shares and preference shares, various series of debt securities, warrants to purchase any of such securities and/or units either individually or in combination with other securities, in one or more offerings, up to a total dollar amount of $1.0 billion. This prospectus also relates to the issuance by us of up to (i) 20,535,896 Common Shares, that are issuable by us upon the exercise of the Public Warrants and (ii) 10,214,365 Common Shares that are issuable by us upon the exercise of the Private Placement Warrants. See “Explanatory Note.” This prospectus provides you with a general description of the securities we may offer.
Each time we sell any type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. This prospectus, together with the applicable prospectus supplement, any related free writing prospectus and the documents incorporated by reference into this prospectus and the applicable prospectus supplement, will include all material information relating to the applicable offering. We urge you to read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectuses we have authorized for use in connection with a specific offering, together with the information incorporated herein by reference as described under the heading “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.
We have not authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus and any applicable prospectus supplement, along with the information contained in any free writing prospectuses we have authorized for use in connection with a specific offering. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.
The information appearing in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of securities. Our business, financial condition, results of operations and prospects may have changed since those dates.
This prospectus contains and incorporates by reference market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe that these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated herein by reference, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus and the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.
This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section titled “Where You Can Find Additional Information.”
ii

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the sections titled “Risk Factors” contained in this prospectus, the applicable prospectus supplement and any related free writing prospectus, and under similar sections in the other documents that are incorporated by reference into this prospectus. You should also carefully read the other information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part. Unless the context indicates otherwise, references in this prospectus to the “Company,” “Roivant,” “we,” “us,” “our” and similar terms refer to Roivant Sciences Ltd., a Bermuda exempted limited company, and its consolidated subsidiaries. Our fiscal year ends on March 31.
Roivant Sciences Ltd.
Overview
We are building the next-generation “big pharma” company, organized to harness modern technologies and computational tools as well as the entrepreneurial spirit of nimble biotechnology companies at scale. Our mission is to improve the delivery of healthcare to patients by treating every inefficiency as an opportunity.
We are a diverse team of experienced drug developers, scientists, physicians, company builders, data scientists and engineers, biopharma investors, physicists and business development professionals dedicated to improving the lives of patients. At Roivant, we combine our team’s extensive experience and multi-disciplinary expertise with innovative technologies to identify and advance potentially transformative medicines.
We deploy a hypothesis-driven approach to identify novel or clinically-validated targets and biological pathways in areas of high unmet medical need. We then seek to acquire, in-license or discover promising drug candidates against those targets or pathways. Our small molecule discovery engine is powered by leading computational physics and machine learning (“ML”) capabilities for in silico drug design.
We develop drugs and drug candidates in subsidiary companies we call “Vants” with a distinct approach to sourcing talent, aligning incentives and deploying technology. Each of our Vant teams is built with deep relevant expertise to promote successful execution of our development strategy. Our Vants continue to benefit from the support of the Roivant platform and technologies that are built to address inefficiencies in the drug discovery, development and commercialization process.
Our agile Vant model has allowed us to rapidly add capabilities in diverse therapeutic areas, including immunology, dermatology and oncology, and modalities, including biologics, topicals and bifunctional small molecules. We have launched and taken public multiple Vants, resulting in an aggregate ownership stake of approximately $451 million in our publicly-traded Vants as of June 30, 2022 (inclusive of the value of certain shares of Myovant Sciences Ltd. as to which Roivant has a return right under certain circumstances). The Vant model also enables a modular approach to the monetization of therapies we advance through development, allowing us to pursue commercialization of some products independently, while selectively establishing partnerships for other Vants or divesting of the Vants entirely.
Since our founding in 2014, we have:
•	commercially launched VTAMA® (tapinarof) cream 1% for the treatment of plaque psoriasis in adults;
•	conducted nine international Phase 3 trials, the last eight of which have been successful;
•	consummated a $3 billion upfront partnership with Sumitomo Pharma Co., Ltd. (“Sumitomo”);
•	received six FDA approvals for drugs developed by Vants launched by Roivant, including VTAMA and four drugs that received FDA approval after their transfer to Sumitomo;
•	built a broad and differentiated pipeline of drugs and drug candidates ranging from early discovery to commercial stage; and
•	launched Roivant Discovery, our small molecule discovery engine, consisting of a collection of advanced computational physics capabilities, integrated with an in-house wet lab facility.

Corporate Information
We were registered as an exempted limited company in Bermuda in 2014, under the name Valor Biotechnology Ltd. In November 2014 we changed our name to Roivant Sciences Ltd. Our principal executive offices are located at Suite 1, 3rd Floor, 11-12 St. James’s Square, London SW1Y 4LB, United Kingdom. Our telephone number is +44 207 400 3347.
Our web page address is https://roivant.com. References to our website address do not constitute incorporation by reference of the information contained on the website, and the information contained on the website is not part of this document or any other document that we file with or furnish to the SEC.
We are an “emerging growth company” (an “EGC”), as defined in the Jumpstart Our Business Startups Act of 2012. As an EGC, we are eligible for exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and reduced disclosure obligations regarding executive compensation.
Nasdaq Global Market Listing
Our Common Shares and Public Warrants are listed on the Nasdaq Global Market under the symbols “ROIV” and “ROIVW,” respectively. The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Global Market or any other securities market or other exchange of the securities covered by the applicable prospectus supplement.

RISK FACTORS
Our business and investing in our securities involves a high degree of risk. You should carefully consider the risks described under the section titled “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section titled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with a specific offering. You should also consider the risks, uncertainties and other information set forth in the reports and other materials filed or furnished by us and our majority-controlled subsidiary, Immunovant, Inc. (“Immunovant”), with the SEC. The risks identified in these SEC filings could have a material and adverse impact on our business, prospects, results of operations, financial condition and cash flows. If any such events were to happen, the trading price of our Common Shares could decline, and you could lose all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

FORWARD-LOOKING STATEMENTS
This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, and statements that are not historical facts. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. Some factors that could cause actual results to differ include, but are not limited to risk associated with:
•	our limited operating history and risks involved in biopharmaceutical product development;
•	our limited experience as a commercial-stage company and ability to successfully commercialize VTAMA® (tapinarof);
•	our ability to raise additional capital to fund our business on acceptable terms or at all;
•	the fact that we will likely incur significant operating losses for the foreseeable future;
•
the impact of public health outbreaks, epidemics or pandemics (such as the COVID-19 pandemic) on our business (including our clinical trials and preclinical studies), operations and financial condition and results;

•	our ability to acquire, in-license or discover new product candidates;
•	our Vant structure and the potential that we may fail to capitalize on certain development opportunities;
•	clinical trials and preclinical studies, which are very expensive, time-consuming, difficult to design and implement and involve uncertain outcomes;
•	the unproven nature of our approach to the discovery and development of product candidates from our small molecule discovery engine;
•
the novelty, complexity and difficulty of manufacturing certain of our products and product candidates, including any manufacturing problems that result in delays in development or commercialization of our products and product candidates;

•	difficulties we may face in enrolling and retaining patients in clinical trials and/or clinical development activities;
•	the results of our clinical trials not supporting our proposed claims for a product candidate;
•	changes in interim, top-line and/or preliminary data from our clinical trials changing as more data becoming available or being delayed due to audit and verification process;
•	changes in product manufacturing or formulation that could lead to the incurrence of costs or delays;
•	the failure of any third-party we contract with to conduct, supervise and monitor our clinical trials to perform in a satisfactory manner or to comply with applicable requirements;
•
the fact that obtaining approvals for new drugs is a lengthy, extensive, expensive and unpredictable process that may end with our inability to obtain regulatory approval by the FDA or other regulatory agencies in other jurisdictions;

•
the failure of our clinical trials to demonstrate substantial evidence of the safety and efficacy of our products and product candidates, including, but not limited to, scenarios in which our products and product candidates may cause adverse effects that could delay regulatory approval, discontinue clinical trials, limit the scope of approval or generally result in negative media coverage of us;

•	our inability to obtain regulatory approval for a product or product candidate in certain jurisdictions, even if we are able to obtain approval in certain other jurisdictions;
•	our ability to effectively manage growth and to attract and retain key personnel;
•	any business, legal, regulatory, political, operational, financial and economic risks associated with conducting business globally;
•	our ability to obtain and maintain patent and other intellectual property protection for our technology, products and product candidates;
•	the inadequacy of patent terms and their scope to protect our competitive position;
•
the failure to issue (or the threatening of their breadth or strength of protection) or provide meaningful exclusivity for our current and future products and product candidates of our patent applications that we hold or have in-licensed;

•
the fact that we do not currently and may not in the future own or license any issued composition of matter patents covering certain of our products and product candidates and our inability to be certain that any of our other issued patents will provide adequate protection for such products and product candidates;

•
the fact that our largest shareholders (and certain members of our management team) own a significant percentage of our shares and will be able to exert significant control over matters subject to shareholder approval;

•	the outcome of any pending or potential litigation, including but not limited to our expectations regarding the outcome of any such litigation and costs and expenses associated with such litigation;
•	changes in applicable laws or regulations;
•	the possibility that we may be adversely affected by other economic, business and/or competitive factors; and
•	other risks and uncertainties indicated from time to time in filings made with the SEC.
These risks are not exhaustive. New risk factors emerge from time to time and it is not possible for our management to predict all risk factors, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements. Except as required by law, we undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date of such statements.

USE OF PROCEEDS
We would receive (i) up to an aggregate of $1.0 billion from the issuance and sale of our securities from time to time, less any underwriting discounts and commissions, if underwriters are used, and expenses, and (ii) up to an aggregate of approximately $353.6 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. There is no assurance that the holders of the Warrants will elect to exercise any or all of such Warrants.
Except as described in any applicable prospectus or prospectus supplement or in any free writing prospectuses we have authorized for use in connection with a specific offering, we currently intend to use the net proceeds for working capital and general corporate purposes.

DESCRIPTION OF SHARE CAPITAL
The following summary of the material terms of our securities is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to our memorandum of association, bye-laws and the warrant-related documents described herein, which are exhibits to the registration statement of which this prospectus is a part. We urge to you read each of our memorandum of association, bye-laws and the warrant-related documents described herein in their entirety for a complete description of the rights and preferences of our securities.
General
We are an exempted company incorporated under the laws of Bermuda. We are registered with the Registrar of Companies in Bermuda under registration number 48931. We were incorporated on April 7, 2014 under the name Valor Biotechnology Ltd. We changed our name to Roivant Sciences Ltd. on November 5, 2014. Our registered office is located at Clarendon House, 2 Church Street, Hamilton HM11, Bermuda.
The objects of our business are unrestricted, and Roivant Sciences Ltd. has the capacity of a natural person. We can therefore undertake activities without restriction on our capacity.
There have been no public takeover offers by third parties for our shares nor any public takeover offers by us for the shares of another company that have occurred during the last or current financial years.
Share Capital
Immediately following the closing of our business combination with Montes Archimedes Acquisition Corp. (the “Business Combination”) and after giving effect to the subdivision of common shares, our authorized share capital consists of 7,000,000,000 Common Shares. As of September 15, 2022, we had 704,383,385 Common Shares issued and outstanding. All of the currently issued and outstanding Common Shares are fully paid. Pursuant to our amended and restated bye-laws, subject to the requirements of the Nasdaq, and to any resolution of the shareholders to the contrary, our board of directors is authorized to issue any of our authorized but unissued shares. There are no limitations on the right of non-Bermudians or non-residents of Bermuda to hold or vote our shares provided Common Shares remain listed on an appointed stock exchange, which includes Nasdaq.
Common Shares
Holders of Common Shares have no pre-emptive, redemption, conversion or sinking fund rights. Holders of Common Shares are entitled to one vote per share on all matters submitted to a vote of holders of Common Shares. Unless a different majority is required by law or by our amended and restated bye-laws, resolutions to be approved by holders of Common Shares require approval by a simple majority of votes cast at a meeting at which a quorum is present.
In the event of our liquidation, dissolution or winding up, the holders of Common Shares are entitled to share equally and ratably in our assets, if any, remaining after the payment of all of our debts and liabilities, subject to any liquidation preference on any issued and outstanding preference shares.
Preference Shares
Pursuant to Bermuda law and our amended and restated bye-laws, our board of directors may, by resolution, establish one or more series of preference shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights, rights to elect or appoint directors and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board of directors without any further shareholder approval. Such rights, preferences, powers and limitations, as may be established, could have the effect of discouraging an attempt to obtain control of our company.
Dividend Rights
Under Bermuda law, a company may not declare or pay dividends if there are reasonable grounds for believing that (1) the company is, or would after the payment be, unable to pay its liabilities as they become due; or (2) that the realizable value of its assets would thereby be less than its liabilities. Under our amended and restated bye-laws, each common share is entitled to dividends if, as and when dividends are declared by our board of directors, subject to any preferred dividend right of the holders of any preference shares. We do not anticipate paying cash dividends in the foreseeable future.
Variation of Rights
If at any time we have more than one class of shares, the rights attaching to any class, unless otherwise provided for by the terms of issue of the relevant class, may be varied either: (1) with the consent in writing of the holders of 66 2∕3% of the issued shares of that class; or (2) with the sanction of a resolution passed by a majority of the votes cast at a general meeting of the relevant class of shareholders at which a quorum consisting of at least one person holding or representing a majority of the issued shares of the relevant class is present. Our amended and restated bye-laws specify that the creation or issue of shares ranking equally with existing shares will not, unless expressly provided by the terms of issue of existing shares, vary the rights attached to existing shares. In addition, the creation or issue of preference shares ranking prior to Common Shares will not be deemed to vary the rights attached to Common Shares or, subject to the terms of any other class or series of preference shares, to vary the rights attached to any other class or series of preference shares.
Transfer of Shares
Our board of directors may, in its absolute discretion and without assigning any reason, refuse to register the transfer of a share on the basis that it is not fully paid. Our board of directors may also refuse to recognize an instrument of transfer of a share unless it is accompanied by the relevant share certificate and such other evidence of the transferor’s right to make the transfer as our board of directors shall reasonably require or unless all applicable consents, authorizations and permissions of any governmental agency or body in Bermuda have been obtained. Subject to these restrictions, a holder of Common Shares may transfer the title to all or any of his or her Common Shares by completing an instrument of transfer in writing in such form as our board of directors may accept. The instrument of transfer must be signed by the transferor and transferee, although in the case of a fully paid share our board of directors may accept the instrument signed only by the transferor.
Meetings of Shareholders
Under Bermuda law, a company is required to convene at least one general meeting of shareholders each calendar year, which we refer to as the annual general meeting. While Bermuda law permits the shareholders to waive the requirement to hold an annual general meeting by resolution (either for a specific year or a period of time or indefinitely), our amended and restated bye-laws provide that, notwithstanding, an annual general meeting shall be held in each year.
Bermuda law provides that a special general meeting of shareholders may be called by the board of directors of a company and must be called upon the request of shareholders holding not less than 10% of the paid-up capital of the company carrying the right to vote at general meetings. Bermuda law also requires that shareholders be given at least five days’ advance notice of a general meeting, but the accidental omission to give notice to any person does not invalidate the proceedings at a meeting. Our amended and restated bye-laws provide that our principal executive officer or the chairperson of our board of directors or any two directors or any director and the secretary or our board of directors may convene an annual general meeting and our principal executive officer or the chairperson of our board of directors or our board of directors may convene a special general meeting. Under our amended and restated bye-laws, at least 14 days’ notice of an annual general meeting or 10 days’ notice of a special general meeting must be given to each shareholder entitled to vote at such meeting. This notice requirement is subject to the ability to hold such meetings on shorter notice if such notice is agreed: (1) in the case of an annual general meeting by all of the shareholders entitled to attend and vote at such meeting; or (2) in the case of a special general meeting by a majority in number of the shareholders entitled to attend and vote at the meeting holding not less than 95% in nominal value of the shares entitled to vote at such meeting. The quorum required for a general meeting of shareholders is two or more persons present in person at the start of the meeting and representing in person or by proxy in excess of 50% of all issued and outstanding Common Shares.
Access to Books and Records and Dissemination of Information
Members of the general public have a right to inspect the public documents of a company available at the office of the Registrar of Companies in Bermuda. These documents include a company’s memorandum of association, including its objects and powers, and certain alterations to the memorandum of association. The shareholders have the additional right to inspect the bye-laws of the company, minutes of general meetings and the company’s audited financial statements, which must be presented in the annual general meeting. The register of members of a company is also open to inspection by shareholders and by members of the general public without charge. The register of members is required to be open for inspection for not less than two hours in any business day (subject to the ability of a company to close the register of members for not more than thirty days in a year). A company is required to maintain its share register in Bermuda but may, subject to the provisions of the Companies Act establish a branch register outside of Bermuda. A company is required to keep at its registered office a register of directors and officers that is open for inspection for not less than two hours in any business day by members of the public without charge. Bermuda law does not, however, provide a general right for shareholders to inspect or obtain copies of any other corporate records.
Election and Removal of Directors
Our amended and restated bye-laws provide that our board of directors shall consist of not less than five (5) Directors and not more than such maximum number of Directors as the board of directors may from time to time determine, being initially fifteen (15) Directors. Our board of directors currently consists of nine directors. Our board of directors is divided into three classes that are required to be, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms will be staggered so that the term of only one class of directors expires at each annual general meeting. The terms of the Class I, Class II and Class III directors will expire in 2025, 2023 and 2024, respectively. At each succeeding annual general meeting, successors to the class of directors whose term expires at the annual general meeting will be elected for a three-year term.
A shareholder holding any percentage of the Common Shares in issue may propose for election as a director someone who is not an existing director or is not proposed by our board of directors. Where a director is to be elected at an annual general meeting, notice of any such proposal for election must be given not less than 90 days nor more than 120 days before the anniversary of the last annual general meeting prior to the giving of the notice or, in the event the annual general meeting is called for a date that is not less than 30 days before or after such anniversary the notice must be given not later than 10 days following the earlier of the date on which notice of the annual general meeting was posted to shareholders or the date on which public disclosure of the date of the annual general meeting was made. Where a director is to be elected at a special general meeting; provided, that our board of directors has determined that shareholders may nominate persons for election at such special general meeting, that notice must be given not later than seven days following the earlier of the date on which notice of the special general meeting was posted to shareholders or the date on which public disclosure of the date of the special general meeting was made.
A director may be removed, only with cause, by the shareholders by the affirmative vote of at least 66 2∕3% of the issued and outstanding voting shares entitled to vote for the election of directors, provided notice of the shareholders meeting convened to remove the director is given to the director. The notice must contain a statement of the intention to remove the director and a summary of the facts justifying the removal and must be served on the director not less than 14 days before the meeting. The director is entitled to attend the meeting and be heard on the motion for his or her removal.
Proceedings of Board of Directors
Our amended and restated bye-laws provide that our business is to be managed and conducted by our board of directors. Bermuda law permits individual and corporate directors and there is no requirement in our bye-laws or Bermuda law that directors hold any of our shares. There is also no requirement in our amended and restated bye-laws or Bermuda law that our directors must retire at a certain age.
The compensation of our directors will be determined by the board of directors, and there is no requirement that a specified number or percentage of “independent” directors must approve any such determination. Our directors may also be paid all travel, hotel and other reasonable out-of-pocket expenses properly incurred by them in connection with our business or their duties as directors.
A director who discloses a direct or indirect interest in any contract or arrangement with us as required by Bermuda law may be entitled to be counted in the quorum for such meeting and to vote in respect of any such contract or arrangement in which he or she is interested unless the chairman of the relevant meeting of the board of directors determines that such director is disqualified from voting.

Indemnification of Directors and Officers
Section 98 of the Companies Act provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to Section 281 of the Companies Act.
Our amended and restated bye-laws provide that we shall indemnify our officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty, and that we shall advance funds to our officers and directors for expenses incurred in their defense upon receipt of an undertaking to repay the funds if any allegation of fraud or dishonesty is proved. Our amended and restated bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits us to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not we may otherwise indemnify such officer or director. We have purchased and maintain a directors’ and officers’ liability policy for such purpose.
Amendment of Memorandum of Association and Bye-laws
Bermuda law provides that the memorandum of association of a company may be amended by a resolution passed at a general meeting of shareholders. Our amended and restated bye-laws provide that no bye-law shall be rescinded, altered or amended, and no new bye-law shall be made, unless it shall have been approved by a resolution of our board of directors and by a resolution of our shareholders holding at least 66 2∕3% of all votes cast on the resolution. The memorandum or association shall not be rescinded, altered or amended without a resolution of our board of directors and a resolution of our shareholders holding at least 66 2∕3% of all votes cast on the resolution.
Under Bermuda law, the holders of an aggregate of not less than 20% in par value of a company’s issued share capital or any class thereof have the right to apply to the Supreme Court of Bermuda for an annulment of any amendment of the memorandum of association adopted by shareholders at any general meeting, other than an amendment that alters or reduces a company’s share capital as provided in the Companies Act. Where such an application is made, the amendment becomes effective only to the extent that it is confirmed by the Supreme Court of Bermuda. An application for an annulment of an amendment of the memorandum of association must be made within 21 days after the date on which the resolution altering the company’s memorandum of association is passed and may be made on behalf of persons entitled to make the application by one or more of their number as they may appoint in writing for the purpose. No application may be made by shareholders voting in favor of the amendment.
Amalgamations and Mergers
The amalgamation or merger of a Bermuda company with another company or corporation (other than certain affiliated companies) requires the amalgamation or merger agreement to be approved by the company’s board of directors and by its shareholders. Unless the company’s bye-laws provide otherwise, the approval of 75% of the shareholders voting at such meeting is required to approve the amalgamation or merger agreement, and the quorum for such meeting must be two or more persons holding or representing more than one-third of the issued shares of the company. Our amended and restated bye-laws provide that the approval of a 66 2∕3% of shareholders voting at a meeting to approve the amalgamation or merger agreement shall be sufficient (other than in respect of an amalgamation or merger constituting a “business combination”), and the quorum for such meeting shall be two or more persons present in person and representing in person or by proxy in excess of 50% of the total voting rights of all issued and outstanding shares of the company.
Under Bermuda law, in the event of an amalgamation or merger of a Bermuda company with another company or corporation, a shareholder of the Bermuda company who did not vote in favor of the amalgamation or merger and who is not satisfied that fair value has been offered for such shareholder’s shares may, within one month of notice of the shareholders meeting, apply to the Supreme Court of Bermuda to appraise the fair value of those shares.
Business Combinations
Although the Companies Act does not contain specific provisions regarding “business combinations” between companies organized under the laws of Bermuda and “interested shareholders,” we have included these provisions in our bye-laws. Specifically, our bye-laws contain provisions which prohibit us from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction in which the person became an interested shareholder, unless, in addition to any other approval that may be required by applicable law:
•
prior to the date of the transaction that resulted in the shareholder becoming an interested shareholder, our board of directors approved either the business combination or the transaction that resulted in the shareholder becoming an interested shareholder;

•
upon consummation of the transaction that resulted in the shareholder becoming an interested shareholder, the interested shareholder owned at least 85% of our issued and voting shares outstanding at the time the transaction commenced; or

•
after the date of the transaction that resulted in the shareholder becoming an interested shareholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of shareholders by the affirmative vote of at least 66 2∕3% of our issued and outstanding voting shares that are not owned by the interested shareholder.

For purposes of these provisions, a “business combination” includes recapitalizations, mergers, amalgamations, consolidations, exchanges, asset sales, leases, certain issues or transfers of shares or other securities and other transactions resulting in a financial benefit to the interested shareholder. An “interested shareholder” is any person or entity that beneficially owns 15% or more of our issued and outstanding voting shares and any person or entity affiliated with or controlling or controlled by that person or entity.
Shareholder Suits
Class actions and derivative actions are generally not available to shareholders under Bermuda law. The Bermuda courts, however, would ordinarily be expected to permit a shareholder to commence an action in the name of a company to remedy a wrong to the company where the act complained of is alleged to be beyond the corporate power of the company or illegal, or would result in the violation of the company’s memorandum of association or bye-laws. Furthermore, consideration would be given by a Bermuda court to acts that are alleged to constitute a fraud against the minority shareholders or, for instance, where an act requires the approval of a greater percentage of the company’s shareholders than that which actually approved it.
When the affairs of a company are being conducted in a manner that is oppressive or prejudicial to the interests of some part of the shareholders, one or more shareholders may apply to the Supreme Court of Bermuda, which may make such order as it sees fit, including an order regulating the conduct of the company’s affairs in the future or ordering the purchase of the shares of any shareholders by other shareholders or by the company.
Our amended and restated bye-laws contain a provision by virtue of which our shareholders waive any claim or right of action that they have, both individually and on our behalf, against any director or officer in relation to any action or failure to take action by such director or officer, except in respect of any fraud or dishonesty of such director or officer. We have been advised by the SEC that in the opinion of the SEC, the operation of this provision as a waiver of the right to sue for violations of federal securities laws would likely be unenforceable in U.S. courts.
Capitalization of Profits and Reserves
Pursuant to our amended and restated bye-laws, our board of directors may (1) capitalize any part of the amount of our share premium or other reserve accounts or any amount credited to our profit and loss account or otherwise available for distribution by applying such sum in paying up unissued shares to be allotted as fully paid bonus shares pro rata (except in connection with the conversion of shares) to the shareholders; or (2) capitalize any sum standing to the credit of a reserve account or sums otherwise available for dividend or distribution by paying up in full, partly paid or nil paid shares of those shareholders who would have been entitled to such sums if they were distributed by way of dividend or distribution.
Untraced Shareholders
Our amended and restated bye-laws provide that our board of directors may forfeit any dividend or other monies payable in respect of any shares that remain unclaimed for six years from the date when such monies became due for payment. In addition, we are entitled to cease sending dividend warrants and checks by post or otherwise to a shareholder if such instruments have been returned undelivered to, or left uncashed by, such shareholder on at least two consecutive occasions or, following one such occasion, reasonable enquires have failed to establish the shareholder’s new address. This entitlement ceases if the shareholder claims a dividend or cashes a dividend check or a warrant.
Certain Provisions of Bermuda Law
We have been designated by the Bermuda Monetary Authority as a non-resident for Bermuda exchange control purposes. This designation allows us to engage in transactions in currencies other than the Bermuda dollar, and there are no restrictions on our ability to transfer funds (other than funds denominated in Bermuda dollars) in and out of Bermuda or to pay dividends to U.S. residents who are holders of Common Shares.
The Bermuda Monetary Authority has given its consent for the issue and free transferability of all of the Common Shares that are the subject of this offering to and between residents and non-residents of Bermuda for exchange control purposes, provided our shares remain listed on an appointed stock exchange, which includes Nasdaq. Approvals or permissions given by the Bermuda Monetary Authority do not constitute a guarantee by the Bermuda Monetary Authority as to our performance or our creditworthiness. Accordingly, in giving such consent or permissions, neither the Bermuda Monetary Authority nor the Registrar of Companies in Bermuda shall be liable for the financial soundness, performance or default of our business or for the correctness of any opinions or statements expressed in this prospectus. Certain issues and transfers of Common Shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority. We have sought and have obtained a specific permission from the Bermuda Monetary Authority for the issue and transfer of Common Shares up to the amount of our authorized capital from time to time, and options, warrants, depository receipts, rights, loan notes, debt instruments and our other securities to persons resident and non-resident for exchange control purposes with the need for prior approval of such issue or transfer.
In accordance with Bermuda law, share certificates are only issued in the names of companies, partnerships or individuals. In the case of a shareholder acting in a special capacity (for example as a trustee), certificates may, at the request of the shareholder, record the capacity in which the shareholder is acting. Notwithstanding such recording of any special capacity, we are not bound to investigate or see to the execution of any such trust.
Exchange Controls
The permission of the Bermuda Monetary Authority is required, pursuant to the provisions of the Exchange Control Act 1972 and related regulations, for all issuances and transfers of shares (which includes Common Shares) of Bermuda companies to or from a non-resident of Bermuda for exchange control purposes, other than in cases where the Bermuda Monetary Authority has granted a general permission. The Bermuda Monetary Authority, in its notice to the public dated June 1, 2005, has granted a general permission for the issue and subsequent transfer of any securities of a Bermuda company from or to a non-resident of Bermuda for exchange control purposes for so long as any “Equity Securities” of the company (which would include Common Shares) are listed on an “Appointed Stock Exchange” (which would include Nasdaq). Certain issues and transfers of Common Shares involving persons deemed resident in Bermuda for exchange control purposes require the specific consent of the Bermuda Monetary Authority. We have sought and have obtained a specific permission from the Bermuda Monetary Authority for the issue and transfer of Common Shares up to the amount of our authorized capital from time to time, and options, warrants, depository receipts, rights, loan notes, debt instruments and our other securities to persons resident and non-resident for exchange control purposes with the need for prior approval of such issue or transfer.

Transfer Agent and Registrar
The transfer agent for the Common Shares is American Stock Transfer & Trust Company, LLC.
Listing of Common Shares
The Common Shares are listed on the Nasdaq Global Market under the symbol “ROIV.”

DESCRIPTION OF DEBT SECURITIES
We may issue senior or subordinated debt securities under one or more indentures. The debt securities will constitute either our senior or subordinated debt. We will issue debt securities that will be senior debt under a senior debt indenture between us and a senior debt trustee, and we will issue debt securities that will be subordinated debt under a subordinated debt indenture between us and a subordinated debt trustee. This prospectus refers to the senior debt indenture and the subordinated debt indenture individually as the indenture and collectively as the indentures. This prospectus refers to the senior debt trustee and the subordinated debt trustee individually as the trustee and collectively as the trustees.
When we offer to sell a particular series of debt securities, we will describe the specific terms for the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We have summarized certain terms and provisions of the indentures. The summary is not complete and is qualified in its entirety by the indentures which will be incorporated by reference as an exhibit to the registration statement for these securities. You should read the indentures for the provisions which may be important to you. The indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. The indentures are substantially identical, except for the provisions relating to subordination and covenants. See “—Subordinated Debt” and “—Covenants.” Neither indenture will limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time to time. The prospectus supplement will describe the terms of any debt securities being offered, including:
•	classification as senior or subordinated debt securities;
•	ranking of the specific series of debt securities relative to other outstanding indebtedness, including subsidiaries’ debt;
•
if the debt securities are subordinated, the aggregate amount of outstanding indebtedness, as of a recent date, that is senior to the subordinated securities, and any limitation on the issuance of additional senior indebtedness;

•	the designation, aggregate principal amount and authorized denominations;
•	the maturity date;
•	the interest rate, if any, and the method for calculating the interest rate;
•	the interest payment dates and the record dates for the interest payments;
•	any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;
•	the place where we will pay principal and interest;
•	if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;
•	whether the debt securities will be issued in the form of global securities or certificates;
•	additional provisions, if any, relating to the defeasance of the debt securities;
•	the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;
•	any United States federal income tax consequences;
•	the dates on which premium, if any, will be paid;
•	our right, if any, to defer payment interest and the maximum length of this deferral period;
•	any listing on a securities exchange;
•	the initial public offering price; and
•	other specific terms, including any additional events of default or covenants.

Senior Debt
We will issue under the senior debt indenture the debt securities that will constitute part of our senior debt. These senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt.
Subordinated Debt
We will issue under the subordinated debt indenture the debt securities that will constitute part of our subordinated debt. These subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner set forth in the subordinated debt indenture, to all of our “senior indebtedness.” The subordinated debt indenture defines “senior indebtedness” as the principal of (and premium, if any) and interest on (i) all of our indebtedness for borrowed money, (ii) all of our obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) all of our obligations in respect of letters of credit or bankers’ acceptance or other similar instruments (or reimbursement obligations with respect thereto), (iv) all of our obligations to pay the deferred purchase price of property or services, except trade payables, (v) all of our obligations as lessee under capital leases, (vi) all debt of others secured by a lien on any of our assets, (vii) all debt of others guaranteed by us, (viii) all of our redeemable shares valued at the greater of their voluntary or involuntary liquidation preference plus accrued and unpaid dividends, and (ix) all of our obligations under any currency agreements and interest rate agreements. “Senior indebtedness” does not include (i) any obligations that, when incurred, was without recourse, (ii) any other obligations that are specifically designated as not being senior in right of payment to the subordinated debt securities, and (iii) our redeemable shares.
In general, the holders of all senior indebtedness are first entitled to receive payment of the full amount unpaid on senior indebtedness before the holders of any of the subordinated debt securities or coupons are entitled to receive a payment on account of the principal or interest on the indebtedness evidenced by the subordinated debt securities in certain events. These events include:
•	any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings which concern us or a substantial part of our property;
•
a default having occurred for the payment of principal, premium, if any, or interest on or other monetary amounts due and payable on any senior indebtedness or any other default having occurred concerning any senior indebtedness, which permits the holder or holders of any senior indebtedness to accelerate the maturity of any senior indebtedness with notice or lapse of time, or both. Such an event of default must have continued beyond the period of grace, if any, provided for such event of default, and such an event of default shall not have been cured or waived or shall not have ceased to exist; or

•
the principal of, and accrued interest on, any series of the subordinated debt securities having been declared due and payable upon an event of default pursuant to the subordinated debt indenture. This declaration must not have been rescinded and annulled as provided in the subordinated debt indenture.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated in this prospectus by reference will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
Events of Default
When we use the term “Event of Default” in the indentures with respect to the debt securities of any series, we mean:
(i)
we default in the payment of principal of such debt securities when it becomes due and payable at maturity, upon acceleration, redemption or mandatory repurchase, including as a sinking fund installment or otherwise;

(ii)	we default in the payment of interest on such debt securities when it becomes due and payable and such default continues for a period of 30 days or more;
(iii)
we default in the performance of, or breach, any other covenant or agreement in the indenture with respect to such debt securities or in such debt securities (other than defaults specified in clause (i) or (ii) above) and such default or breach continues for a period of 30 days or more after written notice to us by the trustee or to us and the trustee by the holders of 25% or more in aggregate principal amount of all outstanding debt securities affected thereby specifying such default or breach and requiring it to be remedied;
(iv)	certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us or any material subsidiary has occurred; or
(v)	any other Events of Default set forth in the prospectus supplement.
If an Event of Default (other than an Event of Default specified in clause (iv) above) with respect to any series of debt securities then outstanding occurs and is continuing, then either the trustee or the holders of not less than 25% in aggregate principal amount of all outstanding debt securities may declare the entire principal of such debt securities (or such lesser amount as may be provided in the terms of the debt securities), and the interest accrued thereon, if any, to be due and payable immediately, and upon any such declaration the same will become immediately due and payable.
If an Event of Default under the indenture specified in clause (iv) above occurs and is continuing, then the principal amount of all outstanding debt securities (or such lesser amount as may be provided in the terms of the debt securities) and interest accrued thereon, if any, will become immediately due and payable, without any notice or other action by any holder or the trustee, to the full extent permitted by applicable law.
The holders of at least a majority in principal amount of all outstanding debt securities affected (or such lesser amount as may be provided in the terms of the debt securities), by notice to us and the trustee, may waive all defaults with respect to such debt securities and rescind and annul such declaration and its consequences if, at any time after the principal of any debt securities (or such lesser amount as may be provided in the terms of the debt securities) have been declared or become due and payable as a result of an Event of Default, and before any judgment or decree for the payment of the moneys due has been obtained or entered, we pay or deposit with the trustee a sum sufficient to pay all matured installments of interest upon all such debt securities and the principal of such debt securities (or such lesser amount as may be provided in the terms of the debt securities), with interest on such principal and interest, and such amount paid or deposited is sufficient to cover all amounts owing to the trustee, provided that all Events of Default under the indenture, other than the non-payment of the principal of the debt securities have been cured, waived or otherwise remedied.
The holders of at least a majority in principal amount of all outstanding debt securities affected (or such lesser amount as may be provided in the terms of the debt securities), by notice to the trustee, may waive an existing default or Event of Default with respect to the debt securities of such series and its consequences, except a default in the payment of principal of or interest on any outstanding debt securities or in respect of a covenant or provision of the indenture which cannot be modified or amended without the consent of the holder of each outstanding debt security affected.
A holder of debt securities cannot institute any proceeding, judicial or otherwise, with respect to the indenture or such debt securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless (i) such holder has previously given to the trustee written notice of a continuing Event of Default with respect to such debt securities, (ii) the holders of at least 25% in aggregate principal amount of outstanding debt securities affected have made written request to the trustee to institute proceedings in respect of such Event of Default in its own name as trustee, (iii) such holder or holders have offered to the trustee indemnity reasonably satisfactory to the trustee against any costs, liabilities or expenses to be incurred in compliance with such request, (iv) the trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding, and (v) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding debt securities affected have not given the trustee a direction that is inconsistent with such written request. This limitation does not apply to a holder’s ability to bring suit for the enforcement of any payment of principal of, or interest on, any of such holder’s debt securities on or after the due dates expressed on such debt securities.
The trustee is not under any obligation to exercise any of its rights or powers at the request, order or direction of any of the holders, unless such holders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

Subject to certain exceptions, the holders of at least a majority in principal amount of all outstanding debt securities affected (or such lesser amount as may be provided in the terms of the debt securities) may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.
If a default occurs and is continuing and if such default is known to the trustee, the trustee will give notice of such default to each holder of the debt securities affected within 90 days after such default, unless such default has been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on the debt securities, the trustee is protected in withholding such notice if the trustee in good faith determines that the withholding of such notice is in the interests of the holders.
We are required to furnish to each trustee an annual statement as to compliance with all conditions and covenants under the indenture.
Modification and Waiver
Each indenture may be amended or supplemented without notice to or the consent of any holder of debt securities in order to:
•	cure any ambiguity, defect or inconsistency; provided that such amendments or supplements do not materially and adversely affect the interests of the holders;
•	provide for the assumption of our obligations in the case of a merger or consolidation;
•	comply with any requirements of the SEC in connection with qualification of the indenture under the Trust Indenture Act;
•	evidence and provide for the acceptance of appointment by a successor trustee and add to or change any of the provisions of the indenture;
•	establish the form or forms or terms of debt securities of any series or of the coupons appertaining to such debt securities;
•	provide for uncertificated or unregistered debt securities and make all appropriate changes for such purpose; and
•	make any change that does not materially and adversely affect the rights of any holder.
Other amendments and modifications of each indenture or the debt securities issued may be made with the consent of the holders of a majority in principal amount of the outstanding debt securities affected by such amendment, and the holders of a majority in principal amount of the outstanding debt securities affected by written notice to the trustee may waive future compliance by us with any provision of the indenture or such debt securities. However, no amendment or waiver may, without the consent of the holder of each outstanding debt security affected:
•	change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder’s debt security;
•	reduce the principal amount of such holder’s debt security or the rate of interest thereon (including any amount in respect of original issue discount);
•	reduce the percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the indenture with respect to the debt securities; and
•
reduce the percentage in principal amount of outstanding debt securities the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indenture or certain defaults and their consequences provided for in the indenture.

The subordinated debt indenture may not be amended to alter the subordination of any outstanding subordinated debt securities without the consent of each holder of senior indebtedness then outstanding that would be adversely affected by such an amendment.

Covenants
Consolidation, Merger or Sale of Assets
We will not consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of our property and assets (in one transaction or a series of related transactions) to, any person unless either (x) we are the continuing person or (y) the person (if other than us) formed by such consolidation or into which we are merged or to which our properties and assets are sold, conveyed, transferred or leased is a person organized and validly existing under the laws of the United States or any jurisdiction thereof and expressly assumes, by a supplemental indenture, executed and delivered to the trustee, all of our obligations on all of the debt securities and under the indenture.
Upon any consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of our property and assets, the successor person formed by such consolidation or into which we are merged or to which such sale, conveyance, transfer, lease or other disposition is made will succeed to, and be substituted for, and may exercise every right and power of, us under the indenture with the same effect as if such successor person had been named instead of us in the indenture and thereafter we, except in the case of a lease, are relieved of all obligations and covenants under the indenture and the debt securities.
Satisfaction, Discharge and Covenant Defeasance
We may terminate our obligations under the indenture with respect to a series of debt securities, when:
•	we have paid or caused to be paid the principal of and interest on such series of debt securities as and when such debt securities become due and payable;
•	we have delivered to the trustee for cancellation all debt securities of such series that have been authenticated; or
•
all debt securities of such series not delivered to the trustee for cancellation have become due and payable, or by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we have irrevocably deposited or caused to be deposited with the trustee the entire amount in cash or

U.S. government obligations, maturing as to principal and interest in such amounts and at such times as will ensure the availability of cash sufficient to pay at maturity or upon redemption of all debt securities of such series not delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity or redemption (a “Discharge”).
We may elect to have our obligations under each indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under such indenture, except for:
•	rights of registration of transfer and exchange, and our right of optional redemption;
•	substitution of apparently mutilated, defaced, destroyed, lost or stolen debt securities;
•	rights of holders to receive payments of principal of the debt securities and interest thereon, upon the original stated due dates (but not upon acceleration);
•	the rights, obligations and immunities of the trustee; and
•	the rights of the holders of debt securities of such series as beneficiaries with respect to the property deposited with the trustee payable to all or any of them.
In addition, we may elect to have our obligations released with respect to certain covenants in each indenture (“covenant defeasance”). Any omission to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default” will no longer constitute an event of default for that series.

In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:
•
we have deposited or caused to be irrevocably deposited with the trustee as trust funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the holders of the debt securities of such series, (i) money in an amount, or (ii) U.S. government obligations which through the payment of interest and principal in respect thereof in accordance with their terms will provide not later than one day before the due date of any payment money in an amount, or (iii) a combination thereof, sufficient to pay and discharge without consideration of the reinvestment of such interest and after payment of all federal, state and local taxes or other charges and assessments in respect thereof payable by the trustee (x) the principal of, premium, if any, and each installment of interest on the outstanding debt securities of such series on the due dates thereof and (y) any mandatory sinking fund payments or analogous payments applicable to the debt securities of such series on the day on which such payments are due and payable in accordance with the terms of debt securities of such series and the indenture;

•
we have delivered to the trustee (i) an opinion of counsel to the effect that holders of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of our exercise of legal defeasance or covenant defeasance and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, or a ruling directed to the trustee received from the U.S. Internal Revenue Service to the same effect as such opinion of counsel and (ii) an opinion of counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

•
immediately after giving effect to such deposit on a pro forma basis, no event of default, or event that after the giving of notice or lapse of time or both would become an event of default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party or by which we are bound;

•
if at such time the debt securities of such series are listed on a national securities exchange, we have delivered to the trustee an opinion of counsel to the effect that the debt securities of such series will not be delisted as a result of such deposit, defeasance and discharge;

•	we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge have been complied with; and
•
in the case of covenant defeasance, if the debt securities of such series are to be redeemed prior to the final maturity thereof (other than from mandatory sinking fund payments or analogous payments), notice of such redemption has been duly given pursuant to the indenture.

Concerning Our Relationship with the Trustees
We and our subsidiaries may maintain ordinary banking relationships and credit facilities with the trustee.

DESCRIPTION OF WARRANTS
Outstanding Warrants
Public Warrants
Each whole Warrant entitles the registered holder to purchase one Common Share at a price of $11.50 per share, subject to adjustment as discussed below, at any time, provided in each case that Roivant has an effective registration statement under the Securities Act covering the Common Shares issuable upon exercise of the Warrants and a current prospectus relating to them is available (or Roivant permits holders to exercise their Warrants on a cashless basis under the circumstances specified in the warrant agreement) and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder. Pursuant to the warrant agreement, a holder of Warrants may exercise its Warrants only for a whole number of Common Shares. This means only a whole Warrant may be exercised at a given time by a Warrant holder. No fractional Warrants will be issued upon separation of the units and only whole Warrants will trade. Accordingly, unless you purchase at least two units, you will not be able to receive or trade a whole warrant. The Warrants will expire at 5:00 p.m., New York City time on September 30, 2026.
Roivant will not be obligated to deliver any Common Shares pursuant to the exercise of a Warrant and will have no obligation to settle such Warrant exercise unless a registration statement under the Securities Act with respect to the Common Shares underlying the Warrants is then effective and a prospectus relating thereto is current, subject to our satisfying our obligations described below with respect to registration, or a valid exemption from registration is available. No Warrant will be exercisable and Roivant will not be obligated to issue a Common Share upon exercise of a Warrant unless the Common Shares issuable upon such Warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the Warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such Warrant will not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event will Roivant be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised Warrants, the purchaser of a unit containing such Warrant will have paid the full purchase price for the unit solely for the share of Common Shares underlying such unit.
Roivant is registering the issuance of the Common Shares issuable upon exercise of the Warrants pursuant to this registration statement. Roivant will use its commercially reasonable efforts to maintain the effectiveness of this registration statement (or any successor registration statement), and a current prospectus relating thereto, until the expiration or redemption of the Warrants in accordance with the provisions of the warrant agreement.
During any period when Roivant will have failed to maintain an effective registration statement covering the issuance of the Common Shares issuable upon exercise of the Warrants, Warrant holders may exercise Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. In addition, if Common Shares are at the time of any exercise of a Warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, Roivant may, at its option, require holders of its Public Warrants who exercise their Warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event Roivant elects to do so, Roivant will not be required maintain in effect a registration statement, but Roivant will use its best efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering each such Warrant for that number of Common Shares equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Warrants, multiplied the excess of the “fair market value” less the exercise price of the Warrants by (y) the fair market value and (B) 0.361. The “fair market value” shall mean the volume weighted average price of Common Shares for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of Warrants When the Price per Common Share Equals or Exceeds $18.00
Roivant may redeem the outstanding Warrants (except as described herein with respect to the Private Placement Warrants):
•	in whole and not in part;
•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption to each Warrant holder; and
•
if, and only if, the last reported sale price of the Common Shares for any 20 trading days within a 30-trading day period ending three business days before Roivant sends to the notice of redemption to the Warrant holders (which Roivant refers to as the “Reference Value”) equals or exceeds $18.00 per share (as adjusted for share subdivisions, share capitalizations, dividends, reorganizations, recapitalizations and the like).

If and when the Warrants become redeemable by Roivant, Roivant may exercise its redemption right even if Roivant is unable to register or qualify the underlying securities for sale under all applicable state securities laws. However, Roivant will not redeem the Warrants unless an effective registration statement under the Securities Act covering the Common Shares issuable upon exercise of the Warrants is effective and a current prospectus relating to those Common Shares is available throughout the 30-day redemption period.
Roivant established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the Warrant exercise price. If the foregoing conditions are satisfied and Roivant issues a notice of redemption of the Warrants, each Warrant holder will be entitled to exercise his, her or its Warrant prior to the scheduled redemption date. Any such exercise would not be done on a “cashless” basis and would require the exercising Warrant holder to pay the exercise price for each Warrant being exercised. However, the price of the Common Shares may fall below the $18.00 redemption trigger price (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) as well as the $11.50 (for whole shares) Warrant exercise price after the redemption notice is issued.
Redemption of Warrants When the Price per Common Share Equals or Exceeds $10.00
Roivant may redeem the outstanding Warrants:
•	in whole and not in part;
•
at $0.10 per Warrant upon a minimum of 30 days’ prior written notice of redemption; provided that holders will be able to exercise their Warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of Common Shares (as defined below);

•
if, and only if, the Reference Value (as defined above under-”Redemption of Warrants When the Price per Common Share Equals or Exceeds $18.00”) equals or exceeds $10.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like); and

•
if the Reference Value is less than $18.00 per share (as adjusted for share subdivisions, share capitalizations, reorganizations, recapitalizations and the like) the private placement Warrants must also be concurrently called for redemption on the same terms (except as described above with respect to a holder’s ability to cashless exercise its Warrants) as the outstanding Public Warrants, as described above.

The numbers in the table below represent the number of Common Shares that a Warrant holder will receive upon exercise in connection with a redemption by Roivant pursuant to this redemption feature, based on the “fair market value” of Common Shares on the corresponding redemption date (assuming holders elect to exercise their Warrants and such Warrants are not redeemed for $0.10 per warrant), determined based on volume-weighted average price of Common Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of Warrants, and the number of months that the corresponding redemption date precedes the expiration date of the Warrants, each as set forth in the table below. Roivant provides its Warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends.
The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a Warrant is adjusted as set forth under the heading “—Anti-dilution Adjustments” below. The adjusted share prices in the column headings will equal the share prices immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the number of shares deliverable upon exercise of a Warrant immediately prior to such adjustment and the denominator of which is the number of shares deliverable upon exercise of a Warrant as so adjusted. The number of shares in the table below shall be adjusted in the same manner and at the same time as the number of shares issuable upon exercise of a warrant.
	Fair Market Value of Common Shares
Redemption Date (period to expiration of Warrants)	≤$10.00	$11.00	$12.00	$13.00	$14.00	$15.00	$16.00	$17.00	≥$18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of Common Shares to be issued for each Warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. For example, if the volume-weighted average price of Common Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $11.00 per share, and at such time there are 57 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.277 Common Shares for each whole warrant. For an example where the exact fair market value and redemption date are not as set forth in the table above, if the volume-weighted average price of Common Shares as reported during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of the Warrants is $13.50 per share, and at such time there are 38 months until the expiration of the Warrants, holders may choose to, in connection with this redemption feature, exercise their Warrants for 0.298 Common Shares for each whole warrant. In no event will the Warrants be exercisable in connection with this redemption feature for more than 0.361 Common Shares per Warrant (subject to adjustment).
This redemption feature differs from the typical warrant redemption features used in some blank check offerings, which typically only provide for a redemption of Warrants for cash (other than the Private Placement Warrants) when the trading price for the Common Shares exceeds $18.00 per share for a specified period of time. This redemption feature is structured to allow for all of the outstanding Warrants to be redeemed when the Common Shares are trading at or above $10.00 per share, which may be at a time when the trading price of Common Shares is below the exercise price of the Warrants. Roivant has established this redemption feature to provide Roivant with the flexibility to redeem the Warrants without the Warrants having to reach the $18.00 per share threshold set forth above under “—Redemption of Warrants When the Price per Common Share Equals or

Exceeds $18.00.” Holders choosing to exercise their Warrants in connection with a redemption pursuant to this feature will, in effect, receive a number of shares for their Warrants based on an option pricing model with a fixed volatility input as of the date of this prospectus. This redemption right provides Roivant with an additional mechanism by which to redeem all of the outstanding Warrants, and therefore have certainty as to our capital structure as the Warrants would no longer be outstanding and would have been exercised or redeemed. Roivant will be required to pay the applicable redemption price to Warrant holders if Roivant chooses to exercise this redemption right and it will allow Roivant to quickly proceed with a redemption of the Warrants if Roivant determines it is in our best interest to do so. As such, Roivant would redeem the Warrants in this manner when Roivant believes it is in our best interest to update our capital structure to remove the Warrants and pay the redemption price to the Warrant holders.
As stated above, Roivant can redeem the Warrants when the Common Shares are trading at a price starting at $10.00, which is below the exercise price of $11.50, because it provides certainty with respect to our capital structure and cash position while providing Warrant holders with the opportunity to exercise their Warrants on a cashless basis for the applicable number of shares. If Roivant chooses to redeem the Warrants when the Common Shares are trading at a price below the exercise price of the Warrants, this could result in the Warrant holders receiving fewer Common Shares than they would have received if they had chosen to wait to exercise their Warrants for Common Shares if and when such Common Shares were trading at a price higher than the exercise price of $11.50.
No fractional Common Shares will be issued upon exercise. If, upon exercise, a holder would be entitled to receive a fractional interest in a share, Roivant will round down to the nearest whole number of the number of Common Shares to be issued to the holder. If, at the time of redemption, the Warrants are exercisable for a security other than the Common Shares pursuant to the warrant agreement (for instance, if Roivant is not the surviving company in an initial business combination), the Warrants may be exercised for such security. At such time as the Warrants become exercisable for a security other than the Common Shares, Roivant (or surviving company) will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the Warrants.
Redemption Procedures. A holder of a Warrant may notify Roivant in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (as specified by the holder) of the Common Shares issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments. If the number of outstanding Common Shares is increased by a share subdivisions, share capitalization or dividend payable in Common Shares, or by a split-up of Common Shares or other similar event, then, on the effective date of such share subdivision, share capitalization, split-up or similar event, the number of Common Shares issuable on exercise of each Warrant will be increased in proportion to such increase in the outstanding shares of Common Shares. A rights offering to holders of Common Shares entitling holders to purchase Common Shares at a price less than the “historical fair market value” (as defined below) will be deemed a dividend of a number of Common Shares equal to the product of (i) the number of Common Shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Common Shares) and (ii) one minus the quotient of (x) the price per Roivant Common Share paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for Common Shares, in determining the price payable for Common Shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume-weighted average price of Common Shares as reported during the 10 trading day period ending on the trading day prior to the first date on which the Common Shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the Warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Common Shares on account of such Common Shares (or other securities into which the Warrants are convertible), other than (a) as described above, (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the Common Shares during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of Common Shares issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, (c) to satisfy the redemption rights of the holders of Common Shares in connection with a proposed initial business combination, (d) to satisfy the redemption rights of the holders of Common Shares in connection with a shareholder vote to amend our amended and restated bye-laws (A) to modify the substance or timing of our obligation to allow redemption in connection with an initial business combination or to redeem 100% of Common Shares if Roivant does not complete an initial business combination within 24 months from the closing of the initial public offering or (B) with respect to any other provision relating to shareholders’ rights or pre-initial business combination activity, or (e) in connection with the redemption of Common Shares upon our failure to complete an initial business combination, then the Warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Roivant Common Share in respect of such event.
If the number of outstanding Common Shares is decreased by a consolidation, combination, reverse share split or reclassification of Common Shares or other similar event, then, on the effective date of such consolidation, combination, reverse share split, reclassification or similar event, the number of Common Shares issuable on exercise of each Roivant Warrant will be decreased in proportion to such decrease in outstanding Common Shares.
Whenever the number of Common Shares purchasable upon the exercise of the Warrants is adjusted, as described above, the Warrant exercise price will be adjusted by multiplying the Warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Common Shares purchasable upon the exercise of the Warrants immediately prior to such adjustment and (y) the denominator of which will be the number of Common Shares so purchasable immediately thereafter.
In addition, if (x) Roivant issues additional Common Shares or equity-linked securities for capital raising purposes in connection with the closing of an initial business combination at an issue price or effective issue price of less than $9.20 per Roivant Common Share (with such issue price or effective issue price to be determined in good faith by our board of directors and, in the case of any such issuance to the MAAC Sponsor or its affiliates, without taking into account any shares held by the MAAC Sponsor or its affiliates, as applicable, prior to such issuance (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of an initial business combination on the date of the completion of an initial business combination (net of redemptions), and (z) the volume-weighted average trading price of Common Shares during the 20 trading day period starting on the trading day prior to Closing (such price, the “Market Value”) is below $9.20 per share, the exercise price of the Warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described adjacent to “Redemption of Warrants When the Price per Roivant Common Share Equals or Exceeds $18.00” and “Redemption of Warrants When the Price per Roivant Common Share Equals or Exceeds $10.00” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.
In case of any reclassification or reorganization of the outstanding Common Shares (other than those described above or that solely affects the par value of such Common Shares), or in the case of any merger or consolidation of Roivant with or into another corporation (other than a consolidation or merger in which Roivant is the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Common Shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of Roivant as an entirety or substantially as an entirety in connection with which Roivant is dissolved, the holders of the Warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Common Shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of Common Shares or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the Warrants would have received if such holder had exercised their Warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of Common Shares in such a transaction is payable in the form of Common Shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the Roivant Warrant properly exercises the Roivant Warrant within thirty days following public disclosure of such transaction, the Warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the Warrants when an extraordinary transaction occurs during the exercise period of the Warrants pursuant to which the holders of the Warrants otherwise do not receive the full potential value of the Warrants.
The Warrants are issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, LLC as warrant agent, and us.
The warrant agreement provides that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the Warrants and the warrant agreement set forth in this prospectus, or defective provision (ii) amending the provisions relating to cash dividends on Common Shares as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants, provided that the approval by the holders of at least 50% of the then-outstanding Public Warrants is required to make any change that adversely affects the interests of the registered holders of Public Warrants. You should review a copy of the warrant agreement for a complete description of the terms and conditions applicable to the Warrants.
The Warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of Warrants being exercised. The Warrant holders do not have the rights or privileges of holders of Common Shares and any voting rights until they exercise their Warrants and receive Common Shares. After the issuance of Common Shares upon exercise of the Warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.
No fractional shares will be issued upon exercise of the Warrants. If, upon exercise of the Warrants, a holder would be entitled to receive a fractional interest in a share, Roivant will, upon exercise, round down to the nearest whole number, the number of Common Shares to be issued to the Warrant holder.
Private Placement Warrants
The Private Placement Warrants (including the Common Shares issuable upon exercise of the Private Placement Warrants) will not be redeemable by Roivant so long as they are held by the MAAC Sponsor or its permitted transferees (except as otherwise set forth herein). The MAAC Sponsor, or its permitted transferees, have the option to exercise the Private Placement Warrants on a cashless basis. Except as described below, the Private Placement Warrants have terms and provisions that are identical to those of the Warrants sold as part of the units in the initial public offering. If the Private Placement Warrants are held by holders other than the MAAC Sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by Roivant in all redemption scenarios and exercisable by the holders on the same basis as the Warrants included in the units being sold in the initial public offering.
If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its Warrants for that number of Common Shares equal to the quotient obtained by dividing (x) the product of the number of Common Shares underlying the Warrants, multiplied by the excess of the “historical fair market value” (defined below) over the exercise price of the Warrants by (y) the historical fair market value. For these purposes, the “historical fair market value” shall mean the average last reported sale price of the Common Shares for the 10 trading days ending on the third trading day prior to the date on which the notice of Warrant exercise is sent to the warrant agent. The reason that Roivant has agreed that these Warrants will be exercisable on a cashless basis so long as they are held by the MAAC Sponsor and its permitted transferees is because it is not known at this time whether they will be affiliated with Roivant following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. Roivant expects to have policies in place that restrict insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public shareholders who could exercise their Warrants and sell the Common Shares received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, Roivant believes that allowing the holders to exercise such Warrants on a cashless basis is appropriate.
Warrant Agent
The warrant agent for the Public Warrants and Private Placement Warrants is American Stock Transfer & Trust Company, LLC.
Listing of Warrants
The Public Warrants are listed on the Nasdaq Global Market under the symbol “ROIVW.”
Warrants Issuable
We may issue warrants to purchase our debt or equity securities or securities of third parties or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will describe the following terms of any warrants in respect of which this prospectus is being delivered:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the currency or currencies in which the price of such warrants will be payable;
•
the securities or other rights, including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies, securities or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which and the currency or currencies in which the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material United States Federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS
We may issue units consisting of one or more warrants, debt securities, preference shares, Common Shares or any combination of such securities. The terms of any units being offered will be set forth in the applicable prospectus supplement.
The applicable prospectus supplement will set forth the following terms of the units in respect of which this prospectus is delivered:
•
the terms of the units and of the warrants, debt securities, preference shares and Common Shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and
•	a description of the provisions for the payment, settlement, transfer or exchange of the units.

FORMS OF SECURITIES
Each debt security, warrant and unit will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities, warrants or units represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the registered debt securities, warrants and units in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture, warrant agreement, guaranteed trust preferred security or unit agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities, and any payments to holders with respect to warrants, guaranteed trust preferred securities or units, represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of Gatos Silver, the trustees, the warrant agents, the unit agents or any other agent of Gatos Silver, agent of the trustees or agent of the warrant agents or unit agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee, warrant agent, unit agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION
We may sell the securities from time to time pursuant to underwritten public offerings, direct sales to the public, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. We may distribute the securities from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including, without limitation, warrants, exchangeable securities, forward delivery contracts and the writing of options.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or pricing supplement, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.
We will describe the terms of the offering of the securities and the specific plan of distribution in a prospectus supplement or supplements to this prospectus, any related free writing prospectus that we may authorize to be provided to you, an amendment to the registration statement of which this prospectus is a part or other filings we make with the SEC under the Exchange Act that are incorporated by reference. Such description may include, to the extent applicable:
•	the name or names of any underwriters, dealers, agents or other purchasers;
•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;
•	any options to purchase additional shares or other options under which underwriters, dealers, agents or other purchasers may purchase additional securities from us;
•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;
•	any public offering price;
•	any discounts or concessions allowed or reallowed or paid to dealers; and
•	any securities exchange or market on which the securities may be listed.
Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. Underwriters could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 promulgated under the Securities Act, sales made directly on the Nasdaq, the existing trading market for our Common Shares and Public Warrants, or sales made to or through a market maker other than on an exchange.

The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional shares or other option. If a dealer is used in the sale of securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters, dealers or agents with whom we have a material relationship.
We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.
We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions payable to the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the agent will act on a best-efforts basis for the period of its appointment.
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations. We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
We may provide agents, dealers and underwriters with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents or dealers or underwriters may make with respect to these liabilities. Agents, dealers and underwriters or their affiliates may engage in transactions with, or perform services for us in the ordinary course of business.
All securities we may offer, other than Common Shares, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.
Any underwriter may be granted an option to purchase additional shares, and engage in stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. An underwriter’s option to purchase additional shares involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional shares or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.
Any underwriters, dealers or agents that are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in our Common Shares on the Nasdaq Global Market in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the Common Shares. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of certain securities and certain matters with respect to Bermuda law will be passed upon for us by Conyers Dill & Pearlman Limited. The validity of certain securities and certain matters with respect to U.S. federal and New York State law will be passed upon for us by Davis Polk & Wardwell LLP, New York, New York. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Roivant Sciences Ltd. appearing in Roivant Sciences Ltd.'s Annual Report (Form 10-K) for the year ended March 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon included therein, and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the report of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus does not contain all of the information included or incorporated by reference in the registration statement. For further information pertaining to us and our securities, you should refer to the registration statement, our exhibits and the other documents incorporated by reference herein.
In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on a website maintained by the SEC located at www.sec.gov. We also maintain a website at https://roivant.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus.
Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (Commission File No. 001-40782):
•	our Annual Report on Form 10-K for the year ended March 31, 2022, filed with the SEC on June 28, 2022;
•	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, filed with the SEC on August 15, 2022;
•
the information specifically incorporated by reference in our Annual Report on Form 10-K for the year ended March 31, 2022 from our Definitive Proxy Statement on Schedule 14A relating to our 2022 annual meeting of stockholders, filed with the SEC on July 26, 2022;

•	our Current Reports on Form 8-K filed with the SEC on June 28, 2022 (solely with respect to Item 5.02), September 21, 2022 and September 28, 2022 (solely with respect to Item 8.01); and
•
the description of our Common Shares in our registration statement on Form 8-A/A filed with the SEC on September 30, 2021, including any amendments thereto or reports filed for the purpose of updating such description.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.
We also incorporate by reference any future filings (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, including those made after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the securities made by this prospectus and will become a part of this prospectus from the date that such documents are filed with the SEC. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.
You can obtain any of the filings incorporated by reference in this prospectus through us or from the SEC through the SEC’s website at www.sec.gov. Our filings with the SEC, including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and exhibits incorporated in and amendments to those reports, are also available free of charge on our website (www.roivant.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Information on, or accessible through, our website is not part of this prospectus, nor is such content incorporated by reference herein, and should not be relied upon in determining whether to make an investment in our securities. You can obtain any of the documents incorporated by reference into this prospectus from us without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents. You can obtain documents incorporated by reference into this prospectus by requesting them in writing or by telephone from us at the following address:
Suite 1, 3rd Floor
11-12 St. James’s Square
London SW1Y 4LB
United Kingdom
+44 207 400 3347

26,666,666 Common Shares

PROSPECTUS SUPPLEMENT
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